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                                                                  EXHIBIT 10.5

                                                                  EXECUTION COPY



                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                                MOBILE MINI, INC.
                                  as Borrower,

                       EACH OF THE FINANCIAL INSTITUTIONS
                          INITIALLY A SIGNATORY HERETO,
                          TOGETHER WITH THOSE ASSIGNEES
                        PURSUANT TO SECTION 11.8 HEREOF,
                                   as Lenders,

                                       and

                           BT COMMERCIAL CORPORATION,
                                    as Agent.





                         DATED AS OF DECEMBER ___, 1999
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                                              TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS..................................................................................    1

         1.1        General Definitions.................................................................    1
         1.2        Accounting Terms and Determinations.................................................   19
         1.3        Other Terms; Headings...............................................................   19
         1.4        Prior Credit Agreement..............................................................   19

ARTICLE II. LOANS.......................................................................................   20

         2.1        Term Loan Facility..................................................................   20
                    (a)    Amounts of Term Loans........................................................   20
                    (b)    Term Notes and Scheduled Term Loan Installments..............................   20
         2.2        Revolving Credit Commitments........................................................   21
         2.3        Borrowing of Revolving Loans........................................................   21
                    (a)    Lender Advances of Revolving Loans...........................................   21
                    (b)    Agent Advances of Revolving Loans............................................   21
                    (c)    Disbursement of Revolving Loans..............................................   22
                    (d)    Notices of Borrowing.........................................................   22
         2.4        Same Day Settlement of Lender Advances..............................................   22
         2.5        Periodic Settlement of Agent Advances and Repayments................................   23
                    (a)    The Settlement Date..........................................................   23
                    (b)    Summary Statements; Settlements of Principal.................................   23
                    (c)    Distribution of Interest and Unused Line Fees................................   23
         2.6        Sharing of Payments.................................................................   24
         2.7        Defaulting Lenders..................................................................   24

ARTICLE III. LETTERS OF CREDIT..........................................................................   25

         3.1        Issuance of Letters of Credit.......................................................   25
         3.2        Terms of Letters of Credit..........................................................   25
         3.3        Request for Issuance................................................................   25
         3.4        Lenders' Participation..............................................................   25
         3.5        Payment of Amounts Drawn Under Letters of Credit....................................   26
         3.6        Payment by Lenders..................................................................   26
         3.7        Nature of Issuing Bank's Duties.....................................................   26
         3.8        Obligations Absolute................................................................   26
         3.9        Agent's Execution of Applications and Other Issuing Bank Documentation;
                    Reliance on Credit Agreement by Issuing Bank........................................   27
         3.10       Additional Payments.................................................................   27
         3.11       Replacement of Lender...............................................................   27

ARTICLE IV. COMPENSATION, REPAYMENT AND REDUCTION OF COMMITMENTS........................................   28

         4.1        Interest on Prime Rate Loans........................................................   28
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         4.2        Interest on Eurodollar Rate Loans...................................................   28
         4.3        Unused Line Fee.....................................................................   29
         4.4        Letter of Credit Fees...............................................................   30
         4.5        Interest After Event of Default.....................................................   30
         4.6        Expenses; Fees......................................................................   30
         4.7        Mandatory Payment; Reduction of Commitments; Voluntary Prepayments..................   31
                    (a)    Mandatory Payment............................................................   31
                    (b)    [Intentionally deleted]......................................................   31
                    (c)    Reduction of Commitments.....................................................   31
                    (d)    Voluntary Prepayments........................................................   31
         4.8        Maintenance of Loan Account; Statements of Account..................................   31
         4.9        Payment Procedures..................................................................   31
         4.10       Collection of Accounts..............................................................   32
         4.11       Application of Payments.............................................................   32
         4.12       Calculations........................................................................   33
         4.13       Special Provisions Relating to Eurodollar Rate Loans................................   33
                    (a)    Continuation.................................................................   33
                    (b)    Conversion...................................................................   33
                    (c)    Certain Limitations on Eurodollar Rate Loans.................................   34
                    (d)    Compensation.................................................................   35
         4.14       Indemnification in Certain Events...................................................   36
         4.15       Net Payments........................................................................   36
         4.16       Agreed Interest Rate................................................................   38

ARTICLE V. CONDITIONS PRECEDENT.........................................................................   38

         5.1        Conditions to Initial Loans and Letters of Credit...................................   38
                    (a)    Closing Document List........................................................   38
                    (b)    Material Adverse Change......................................................   38
                    (c)    Fees and Expenses............................................................   38
                    (d)    Borrowing Base...............................................................   39
                    (e)    Existing Indebtedness........................................................   39
                    (f)    Capitalization and Corporate Structure.......................................   39
                    (g)    Opinion of Counsel...........................................................   39
                    (h)    Insurance....................................................................   39
                    (i)    Cash Management System.......................................................   39
                    (j)    Additional Documents.........................................................   39
         5.2        Conditions Precedent to All Revolving Loans and Letters of Credit...................   40

ARTICLE VI. REPRESENTATIONS AND WARRANTIES..............................................................   40

         6.1        Organization and Qualification......................................................   40
         6.2        Authority...........................................................................   41
         6.3        Enforceability......................................................................   41
         6.4        No Conflict.........................................................................   41
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         6.5        Consents and Filings................................................................  41
         6.6        Government Regulation...............................................................  41
         6.7        Solvency............................................................................  41
         6.8        Rights in Collateral; Priority of Liens.............................................  42
         6.9        Financial Data......................................................................  42
         6.10       Locations of Offices, Records and Inventory.........................................  42
         6.11       Subsidiaries; Ownership of Stock....................................................  42
         6.12       No Judgments or Litigation..........................................................  43
         6.13       No Defaults.........................................................................  43
         6.14       Labor Matters.......................................................................  43
         6.15       Compliance with Law.................................................................  43
         6.16       ERISA...............................................................................  43
         6.17       Compliance with Environmental Laws..................................................  44
         6.18       Intellectual Property...............................................................  44
         6.19       Licenses and Permits................................................................  44
         6.20       Taxes and Tax Returns...............................................................  44
         6.21       Material Contracts..................................................................  45
         6.22       Accuracy and Completeness of Information; Updating of Schedule B....................  45
         6.23       Title to Property...................................................................  45
         6.24       Affiliate Transactions..............................................................  45
         6.25       Recording Taxes.....................................................................  46
         6.26       No Change...........................................................................  46

ARTICLE VII. AFFIRMATIVE COVENANTS......................................................................  46

         7.1        Financial Reporting.................................................................  46
                    (a)    Annual Financial Statements..................................................  46
                    (b)    Projections and Budgets......................................................  46
                    (c)    Quarterly Financial Statements...............................................  47
                    (d)    Monthly Financial Statements.................................................  47
                    (e)    Monthly Comparison to Prior Projections......................................  47
         7.2        Collateral Reporting................................................................  47
                    (a)    Monthly Borrowing Base Certificates..........................................  47
                    (b)    Appraisals...................................................................  48
                    (c)    Further Assurances...........................................................  48
         7.3        Notification Requirements...........................................................  48
                    (a)    Notice of Default............................................................  48
                    (b)    Proceedings or Adverse Changes...............................................  48
                    (c)    ERISA Notices................................................................  49
                    (d)    Environmental and Health and Safety Notices..................................  49
                    (e)    Material Contracts...........................................................  49
                    (f)    Collateral Matters...........................................................  49
                    (g)    SEC Filings and Shareholder Communications...................................  50
         7.4        Corporate Existence.................................................................  50
         7.5        Books and Records; Inspection.......................................................  50
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         7.6        Insurance...........................................................................  50
         7.7        Taxes...............................................................................  51
         7.8        Compliance with Laws................................................................  51
         7.9        Use of Proceeds.....................................................................  51
         7.10       Fiscal Year.........................................................................  51
         7.11       Maintenance of Property.............................................................  51
         7.12       ERISA Documents.....................................................................  52
         7.13       Further Assurances..................................................................  52

ARTICLE VIII. NEGATIVE COVENANTS........................................................................  52

         8.1        Consolidated Tangible Net Worth.....................................................  52
         8.2        EBITDA..............................................................................  52
         8.3        Fixed Charge Coverage Ratio.........................................................  52
         8.4        Interest Coverage Ratio.............................................................  53
         8.5        Current Ratio.......................................................................  53
         8.6        Debt Ratio..........................................................................  53
         8.7        Minimum Utilization Rates...........................................................  54
         8.8        Capital Expenditures................................................................  54
         8.9        Additional Indebtedness.............................................................  55
         8.10       Liens...............................................................................  55
         8.11       Contingent Obligations..............................................................  57
         8.12       Sale of Assets......................................................................  57
         8.13       Restricted Payments.................................................................  57
         8.14       Investments.........................................................................  58
         8.15       Affiliate Transactions..............................................................  58
         8.16       Additional Bank Accounts............................................................  58
         8.17       Excess Cash.........................................................................  58
         8.18       Additional Negative Pledges.........................................................  59
         8.19       No Subsidiaries.....................................................................  59
         8.20       Operating Leases, Off-Balance Sheet Financing.......................................  59
         8.21       Permitted Acquisitions..............................................................  59

ARTICLE IX. EVENTS OF DEFAULT AND REMEDIES..............................................................  61

         9.1        Events of Default...................................................................  61
                    (a)    Failure to Pay...............................................................  61
                    (b)    Breach of Certain Covenants..................................................  61
                    (c)    Breach of Representation or Warranty.........................................  61
                    (d)    Other Breaches...............................................................  61
                    (e)    Dissolution..................................................................  62
                    (f)    Insolvency Event.............................................................  62
                    (g)    Change of Control............................................................  62
                    (h)    Cross Default................................................................  62
                    (i)    Failure of Enforceability of Credit Documents; Security......................  62
         9.2        Acceleration and Cash Collateralization.............................................  62
                    (a)    Acceleration.................................................................  62
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                    (b)    Termination Of Commitments......................................................63
                    (c)    Cash Collateralization..........................................................63
         9.3        Rescission of Acceleration.............................................................63
         9.4        Remedies...............................................................................63
         9.5        Right of Setoff........................................................................64
         9.6        License for Use of Software and Other Intellectual Property............................64
         9.7        No Marshaling; Deficiencies; Remedies Cumulative.......................................64

ARTICLE X. THE AGENT.......................................................................................65

         10.1       Appointment of Agent...................................................................65
         10.2       Nature of Duties of Agent..............................................................65
         10.3       Lack of Reliance on Agent..............................................................65
         10.4       Certain Rights of the Agent............................................................65
         10.5       Reliance by Agent......................................................................65
         10.6       Indemnification of Agent...............................................................66
         10.7       The Agent in Its Initial Capacity......................................................66
         10.8       Successor Agent........................................................................66
         10.9       Collateral Matters.....................................................................67
         10.10      Actions with Respect to Defaults.......................................................67

ARTICLE XI. MISCELLANEOUS..................................................................................67

         11.1       GOVERNING LAW..........................................................................67
         11.2       SUBMISSION TO JURISDICTION.............................................................68
         11.3       SERVICE OF PROCESS.....................................................................68
         11.4       JURY TRIAL.............................................................................68
         11.5       LIMITATION OF LIABILITY................................................................68
         11.6       Delays.................................................................................69
         11.7       Notices................................................................................69
         11.8       Assignments and Participations.........................................................69
                    (a)    Borrower Assignment.............................................................69
                    (b)    Lender Assignments..............................................................69
                    (c)    Agent's Register................................................................70
                    (d)    Lender Participations...........................................................70
         11.9       Confidentiality........................................................................70
         11.10      Indemnification; Reimbursement of Expenses of Collection...............................71
         11.11      Amendments and Waivers.................................................................71
         11.12      Counterparts and Effectiveness.........................................................72
         11.13      Severability...........................................................................72
         11.14      Maximum Rate...........................................................................72
         11.15      Term of Agreement......................................................................73
         11.16      Entire Agreement; Successors and Assigns...............................................73
         11.17      Survival...............................................................................73

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ANNEXES
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
Annex I        -        List of Lenders and Commitment Amounts
Annex II       -        Account Debtors

EXHIBITS

Exhibit A-1    -        Form of Revolving Note
Exhibit A-2    -        Form of Term Note
Exhibit B-1    -        Form of Borrower Security Agreement
Exhibit B-2    -        Form of Subsidiaries Security Agreement
Exhibit C-1    -        Form of Lockbox Agreement
Exhibit C-2    -        Form of Blocked Account Agreement
Exhibit D      -        Form of Compliance Certificate
Exhibit E      -        Form of Borrowing Base Certificate
Exhibit F      -        Form of Notice of Borrowing
Exhibit G      -        Form of Assignment and Assumption Agreement
Exhibit H      -        Form of Collateral Access Agreement
Exhibit I      -        Form of Notice of Continuation
Exhibit J      -        Form of Notice of Conversion
Exhibit K      -        Form of Letter of Credit Request
Exhibit L      -        Form of Mortgage
Exhibit M      -        [intentionally deleted]
Exhibit N      -        Form of Guaranty
Exhibit O      -        Form of Intercreditor Agreement
Exhibit P      -        Form of Pledge Agreement
Exhibit Q      -        Form of Confirmation and Grant of Security Interests in
                        Patents and Patent Applications
Exhibit R      -        Form of Confirmation and Grant of Security Interests in
                        Trademarks and Trademark Applications

SCHEDULES

Schedule A     -        Closing Document List
Schedule B     -        Disclosure Schedule
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                  THIS AMENDED AND RESTATED CREDIT AGREEMENT ("Credit
Agreement") is entered into as of December ___, 1999, among MOBILE MINI, INC., a Delaware corporation (the "Borrower"), each financial institution identified on Annex I (together with its successors and assigns, a "Lender"), and BT COMMERCIAL CORPORATION acting as agent for the Lenders (the "Agent").

                                   ARTICLE I.
                                   DEFINITIONS

     1.1 General Definitions.

         Account means "Accounts" as defined in the Borrower Security Agreement.

         Adjusted Eurodollar Rate means, with respect to each Interest Period for any Eurodollar Rate Loan, the rate obtained by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

         Affiliate of a Person means another Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a business.

         Agent Advances is defined in Section 2.3.

         Applicable Lending Office means, with respect to each Lender, such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan, and such Lender's Domestic Lending Office in the case of a Prime Rate Loan.

         Acquisition means (i) the acquisition by the Borrower or any of its Subsidiaries of all of the issued and outstanding capital stock or other equity interests of a Person, (ii) the acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets of a Person or a line of business of a Person or (iii) the merger or consolidation of the Borrower or any of its Subsidiaries with a Person other than a Person that was a Subsidiary of the Borrower or such Subsidiary immediately prior to such merger.

         Assignment and Assumption Agreement is defined in Section 11.8.

                                       1
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         Auditors means a nationally recognized firm of independent public accountants selected by the Borrower and satisfactory to the Agent in its sole discretion. For purposes of this Credit Agreement, the firm of Arthur Anderson LLP or any other of the accounting firms commonly referred to as one of the "big five" as of the Closing Date shall be deemed to be satisfactory to the Agent.

         Bankruptcy Code means Title 11 of the U.S. Code (11 U.S.C. Sections 101 et seq.), as amended from time to time, and any successor statute.

         Benefit Plan means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which the Borrower, any Subsidiary or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past three years.

         Blocked Accounts, Blocked Account Agreements, and Block Account Bank are defined in Section 4.10.

         Borrower Security Agreement means the Security Agreement executed by the Borrower in favor of the Agent pursuant to Section 5.1(a), substantially in the form of Exhibit B-1.

         Borrowing means a borrowing of Revolving Loans or Term Loans of the same Type on the same day.

         Borrowing Base means the sum of:

          (A) eighty-five percent (85%) of Eligible Accounts Receivable, plus

          (B) ninety percent (90%) of Eligible Container Fleet Inventory, plus

          (C) seventy percent (70%) of Eligible Trailer Fleet Inventory, plus

          (D) the lesser of (i) $6,000,000 and (ii) the sum of (1) ninety percent (90%) of Eligible Container Inventory Held For Sale, (2) ninety percent (90%) of Eligible Work-In-Process Container Inventory (up to a maximum of $500,000), (3) seventy-five percent (75%) of Eligible Primary Raw Materials Inventory, and (4) sixty percent (60%) of Eligible Other Raw Material Component Inventory, minus

          (E) the aggregate amount of reserves, if any, established by the Agent under Section 2.2(b).

         Borrowing Base Certificate means a certificate of the Borrower concerning the Borrowing Base to be provided under Section 7.2 and substantially in the form of Exhibit E.

         Business Day means any day that is not a Saturday, Sunday or a day on which commercial banks in Los Angeles are required or permitted by law to be closed. When used in connection with Eurodollar Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in U.S. dollar deposits in the London (England, U.K.) interbank market.

         Capital Expenditures for a period means, the sum of all expenditures capitalized for financial statement purposes in accordance with GAAP (whether payable in cash or other property or accrued as a liability), including the capitalized portion of capital leases and that portion of Investments allocable to property, plant or equipment. Capital Expenditures shall exclude new and used manufactured or remanufactured portable container inventory held for sale and proceeds of a Casualty Loss applied to the repair or replacement of the property affected by the Casualty Loss.

         Cash Equivalent means either of the following, so long as the same are maintained in accounts in which the Agent has a perfected security interest: (i) securities issued, guarantied or insured by the United States or any of its agencies and having maturities of not more than one year; and (ii) certificates of deposit having maturities of not more than one year issued by the Agent, any Lender or by a U.S. federal or state chartered commercial bank of recognized standing whose capital and unimpaired surplus is in excess of $100,000,000 and whose short-term commercial paper rating, or that of its parent holding company, is at least A-2 or the equivalent by Standard & Poor's Corporation and at least P-2 or the equivalent by Moody's Investors Services, Inc.

         Casualty Loss means (i) the loss, damage, or destruction of any asset owned or used by the Borrower or any of its Subsidiaries, (ii) the condemnation, confiscation, or other taking, in whole or in part, of any such asset, or (iii) the diminishment of such asset so as to render use for its intended purpose impracticable or unreasonable.

         Certificate of Title means a certificate of title, certificate of ownership or other registration certificate issued or required to be issued for any asset under the certificate of title or similar laws of any jurisdiction.

         Change of Control means either: (a) other than members of management as of the Closing Date, any "person" (as such term is used in subsections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) on or after the Closing Date is or becomes a "beneficial owner" (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Borrower representing 10% or more of the combined voting power of the Borrower's then-outstanding securities; or (b) the existing directors for any reason cease to constitute 75% of the Borrower's Board of Directors. For purposes of this definition, "existing directors" means (i) individuals constituting the Borrower's Board of Directors on the Closing Date, and (ii) any subsequent director whose election by the Board of Directors or nomination for election by the Borrower's shareholders was approved by a vote of at least 75% of the directors then in office which directors either were directors on the Closing Date or whose election or nomination for election was previously so approved.

         Closing Date means the date of execution and delivery of this Credit Agreement and the satisfaction of the conditions precedent set forth in Article 5.

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         Closing Document List is defined in Section 5.1.

         Code is defined in Section 1.3.

         Collateral means the Accounts, Inventory, Equipment, Intangibles, Specified Real Property, investment property (as defined in the Code) and other property identified as security for the Obligations under the Collateral Documents but shall exclude any funds, assets or proceeds contained in the Reserve Account (as defined in the documents evidencing any Subordinated Debt existing as of the Closing Date) as long as the aggregate amount of such funds, assets or proceeds does not exceed $375,000.

         Collateral Access Agreement means any landlord waivers, mortgagee waivers, bailee letters or any similar acknowledgment agreements of any warehouseman or processor in possession of Inventory, substantially in the form of Exhibit H.

         Collateral Documents means the Borrower Security Agreement, the Pledge Agreement, the Subsidiaries Security Agreements, the Patent Security Agreements, the Trademark Security Agreements, the Guaranties, the Mortgages and all other contracts, instruments and other documents pursuant to which Liens are now or hereafter granted to the Agent to secure the Obligations.

         Collections means all cash, funds, checks, notes, instruments and any other form of remittance tendered by account debtors in payment of Accounts.

         Commitment of a Lender means its Term Commitment and Revolving Credit Commitment, in each case then in effect.

         Concentration Account is defined in Section 4.10.

         Consolidated Fixed Charges means the sum of (i) Interest Expense and
(ii) the principal amounts (including the principal portion of rentals payable under capital leases) of all Indebtedness (but excluding repayments of Revolving Loans which do not permanently reduce the Commitments, and excluding payments of Indebtedness made from the proceeds of asset sales which Indebtedness is payable by the Borrower due to the sale of assets previously under lease) of the Borrower and its Subsidiaries payable for the applicable period.

         Consolidated Tangible Net Worth means the (a) consolidated assets of the Borrower and its Subsidiaries, minus (b) their consolidated liabilities, minus (c)(1) patents, copyrights, trademarks, trade names, franchises, licenses, customer and subscription lists, goodwill and other similar intangibles (excluding net reorganization value), (2) leasehold improvements, (3) organization expenses, (4) obligations due to the Borrower from Affiliates (including any officer, director or shareholder thereof) and (5) security deposits and prepaid costs and expenses and other deferred assets, plus (d) the principal amount of Indebtedness permitted by this Credit Agreement and subordinated to the Obligations on terms satisfactory to the Lenders; provided, however, that the Subordinated Debt and any proceeds thereof shall be excluded from the calculation of Consolidated Tangible Net Worth herein.

         Contingent Obligation means any direct, indirect, contingent or non-contingent guaranty or obligation for the Indebtedness of another, except endorsements in the ordinary course of business.

         Covered Taxes is defined in Section 4.15.

         Credit Documents means, collectively, this Credit Agreement, the Term Notes, the Revolving Notes, the Letters of Credit, each of the Collateral Documents, and all other documents, agreements, instruments, opinions and certificates now or hereafter executed and delivered in connection herewith or therewith, as modified, amended, extended, restated or supplemented from time to time.

         Credit Parties means, collectively, the Borrower and each Subsidiary which is or becomes a party to any Credit Document.

         Current Assets means the consolidated current assets of the Borrower and its Subsidiaries determined in accordance with GAAP, excluding cash.

         Current Liabilities means the consolidated current liabilities of the Borrower and its Subsidiaries determined in accordance with GAAP, excluding the principal balance of the Revolving Loans and the current portion of long term debt.

         Default means an event, condition or default which with the giving of notice, the passage of time or both would be an Event of Default.

         Defaulting Lender is defined in Section 2.7.

         Disbursement Account means the operating account of the Borrower maintained with the Disbursement Account Bank.

         Disbursement Account Bank means Deutsche Bank.

         Domestic Lending Office means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Annex I hereto, as such annex may be amended from time to time.

         EBITDA for a period means the consolidated net income of the Borrower and its Subsidiaries (excluding extraordinary gains, non-cash extraordinary losses and extraordinary losses arising from prepayments of Indebtedness incurred on or about the Closing Date in connection with the initial funding of the Loans) for the period (a) plus all Interest Expense, income tax expense, depreciation and amortization (including amortization of any goodwill or other intangibles) for the period, (b) less gains or plus losses attributable to any fixed asset sales (excluding sales of containers held for lease) in the period and (c) plus or minus any other non-cash charges which have been subtracted or added in calculating consolidated net income. EBITDA for any such period shall be calculated by giving pro forma effect to any acquisition during such period which is permitted by the terms of this Credit Agreement, as if such acquisition had been consummated on the first day of such period, as long as the Borrower shall have delivered to the Agent audited financial statements for such period.

         Eligible Accounts Receivable means Accounts of the Borrower deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, claims, credits, charges, or other allowances and by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Credit Agreement. Unless otherwise approved in writing by the Agent, an Account shall not be an Eligible Account Receivable if:

         (a) it arises out of a sale made by the Borrower to an Affiliate of the Borrower; or

         (b) its payment terms are longer than 30 days from date of invoice (unless Borrower has identified such Account and its payment terms to Agent in writing during the immediately preceding 30 days and (i) it is an Account that has payment terms no longer than 45 days from the date of invoice or (ii) it is an Account that has payment terms no longer then 90 days from the date of invoice and no more than $200,000 of such Accounts shall be outstanding at any time); or

         (c) it is unpaid more than 120 days from date of invoice; or

         (d) it is from the same account debtor or its Affiliate and 50% or more of all Accounts from that account debtor (and its Affiliates) are ineligible under (c) above; or

         (e) when aggregated with all other Accounts of an account debtor (i) that is not identified on Annex II attached hereto, the Account exceeds five percent (5%) in face value of all Accounts of the Borrower then outstanding, or
(ii) that is identified on Annex II attached hereto, the Account exceeds seven percent (7%) in face value of all Accounts of the Borrower then outstanding, in each case to the extent of such excess, unless supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent; or

         (f) the account debtor for the Account is a creditor of the Borrower, has or has asserted a right of setoff, has disputed its liability or made any claim with respect to the Account or any other Account which has not been resolved, to the extent of the amount owed by the Borrower to the account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

         (g) the account debtor is (or its assets are) the subject of an Insolvency Event; or

         (h) the Account is not payable in Dollars or the account debtor for the Account is located outside the United States or Canada, unless the Account is supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent; or

         (i) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

         (j) the Agent determines in the exercise of its Permitted Discretion by its own credit analysis that collection of the Account is uncertain or the Account may not be paid; or

         (k) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sections 3727 et seq.); or

         (l) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor, the services giving rise to such Account have not been performed and accepted, or the Account otherwise does not represent a final sale; or

         (m) the Account does not comply with all Requirements of Law, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

         (n) the Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

         (o) it is not subject to a valid and perfected first priority Lien in favor of the Agent or does not otherwise conform to the representations and warranties contained in the Credit Documents.

         Eligible Container Fleet Inventory means Eligible Goods Inventory consisting of new and used manufactured or remanufactured portable and ISO containers, valued at the lower of the Borrower's cost (on a basis consistent with the Borrower's current and historical accounting practice) or orderly liquidation value, held by the Borrower for intended lease or rental by the Borrower to third party end users.

         Eligible Container Inventory Held For Sale means Eligible Goods Inventory consisting of new and used manufactured or remanufactured portable and ISO containers, valued at the lower of the Borrower's cost (on a basis consistent with the Borrower's current and historical accounting practice) or orderly liquidation value, held by the Borrower for intended sale to third parties, containers used by the Borrower, and containers temporarily out of service.

         Eligible Goods Inventory means Inventory of the Borrower deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with the Borrower's current and historical accounting practice unless otherwise provided herein. Unless otherwise approved in writing by the Agent, no Inventory shall be deemed Eligible Goods Inventory if:

         (a) it is not owned solely by the Borrower or the Borrower does not have good, valid and marketable title thereto; or

         (b) it is not located in the United States; or

         (c) it is not subject to valid, current rental or lease agreements between the Borrower and the renters or lessees thereof or is not located on property owned or leased by the Borrower or is not located in a contract warehouse, subject to a Collateral Access Agreement executed by the mortgagee, the lessor or the contract warehouseman, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; provided, however, that as to the Borrower's facilities located at 7020 Old Katy Road, Houston, Texas, and 3848 South 36th Street, Phoenix, Arizona, the Borrower shall be required only to use its best efforts to obtain Collateral Access Agreements executed by the lessors of such premises, and if the Borrower is not successful in obtaining such agreements, Inventory located thereat may remain eligible, but the Agent shall create a reserve against borrowing availability equal to two (2) months' rent payable by the Borrower at any such facility; and provided, further, that the only such Collateral Access Agreement required of a mortgagee, based upon the Borrower's operations and the mortgagees disclosed to the Agent as of the Closing Date, shall be the mortgagee with respect to the Borrower's Rialto, California premises; or

         (d) it is not subject to a valid and perfected first priority Lien in favor of the Agent except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; or

         (e) it consists of goods returned or rejected by the Borrower's customers or goods in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

         (f) it is not first-quality finished goods or work in process, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Credit Documents; or

         (g) it is subject to a lease which should be classified as a capital lease under GAAP or contains a contains a purchase option for an amount less than the amount equal to the net book value; or

         (h) it is Eligible Raw Materials Inventory.

         Eligible Inventory means Eligible Goods Inventory and Eligible Raw Materials Inventory.

         Eligible Other Raw Materials Component Inventory means Eligible Raw Materials Inventory purchased from third parties consisting of plumbing, drywall, electrical components, insulation materials, HVAC materials, doors and windows, fasteners, and located on the Closing Date or thereafter at the Borrower's Maricopa facility or such other facility of the Borrower as to which the Borrower implements after the Closing Date a perpetual inventory accounting system comparable to that of the Maricopa facility.

         Eligible Primary Raw Materials Inventory means Eligible Raw Materials Inventory consisting of unrefurbished ISO units, steel, lumber, plywood and paint, and located on the Closing Date or thereafter at the Borrower's Maricopa facility or such other facility of the Borrower as to which the Borrower implements after the Closing Date a perpetual inventory accounting system comparable to that of the Maricopa facility or, with respect only to the unrefurbished ISO units, at such other facility of the Borrower which accounts for such units in a manner which is acceptable to Agent, in its sole discretion.

         Eligible Raw Materials Inventory means Inventory deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with the Borrower's current and historical accounting practice unless otherwise provided herein. Unless otherwise approved in writing by the Agent, no Inventory shall be deemed Eligible Raw Materials Inventory if:

         (a) it is not owned solely by the Borrower or the Borrower does not have good, valid and marketable title thereto; or

         (b) it is not located in the United States; or

         (c) it is not located on property owned or leased by the Borrower or in a contract warehouse, subject to a Collateral Access Agreement executed by the lessor or the contract warehouseman, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; provided, however, that as to the Borrower's facilities located at 7020 Old Katy Road, Houston, Texas, and 3440 South 36th Street, Phoenix, Arizona, the Borrower shall be required only to use its best efforts to obtain Collateral Access Agreements executed by the lessors of such premises, and if the Borrower is not successful in obtaining such agreements, Inventory located thereat may remain eligible, but the Agent shall create a reserve against borrowing availability equal to two (2) months' rent payable by the Borrower at any such facility; and provided, further, that the only such Collateral Access Agreement required of a mortgagee, based upon the Borrower's operations and the mortgagees disclosed to the Agent as of the Closing Date, shall be the mortgagee with respect to the Borrower's Rialto, California; or

         (d) it is not subject to a valid and perfected first priority Lien in favor of the Agent except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; or

         (e) it is goods returned or rejected by the Borrower's customers or goods in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

         (f) it is not first-quality raw materials, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Credit Documents; or

         (g) it is Eligible Goods Inventory.

         Eligible Trailer Fleet Inventory means Eligible Goods Inventory consisting of new and used manufactured or remanufactured Trailers, valued at the lower of the Borrower's cost (on a basis consistent with the Borrower's current and historical accounting practice) or orderly liquidation value, held by the Borrower for intended lease or rental by the Borrower to third party end users, and shall exclude any Inventory that is not manufactured in accordance with and does not meet all standards imposed by all Requirements of Law or by any Governmental Authority having regulatory authority over such goods or their manufacture, use, sale, or lease.

         Eligible Work-In-Process Container Inventory means Eligible Goods Inventory consisting of : (a) new and used manufactured or remanufactured portable containers, valued at the Borrower's cost on a basis consistent with the Borrower's current and historical accounting practices, which is in the work-in-process phase of manufacturing, including any ISO units as to which any refurbishing or repair has been performed; (b) shaped steel component parts; or
(c) sub-assemblies and which are located on the Closing Date or thereafter at the Borrower's Maricopa facility or at such other facility of the Borrower as to which the Borrower implements after the Closing Date a perpetual inventory accounting system comparable to that of the Maricopa facility.

         Equipment means "Equipment" as defined in the Borrower Security Agreement.

         ERISA means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

         ERISA Affiliate means any entity required to be aggregated with the Borrower or any of its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

         Eurodollar Lending Office means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office," opposite its name on Annex I, as such annex may be amended from time to time (or, if no such office is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

         Eurodollar Rate means, with respect to the Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1.00%) per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the Eurodollar market by Deutsche Bank as the rate per annum for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 A.M. New York City time two
(2) Business Days prior to the commencement of such Interest Period.

         Eurodollar Rate Loan means a Revolving Loan or Term Loan that bears interest as provided in Section 4.2 hereof.

         Event of Default is defined in Article 9.

         Expense means all reasonable out-of-pocket costs and expenses of the Agent in connection with the Credit Documents and the transactions contemplated therein, including, without limitation, (i) the costs of conducting record searches, examining collateral, opening bank accounts and lockboxes, depositing checks, and receiving and transferring funds (including charges for checks for which there are insufficient funds), and other costs of administration and enforcement of the rights of the Lenders under the Credit Documents, (ii) the fees and expenses of legal counsel and paralegals (including the allocated cost of internal counsel and paralegals), accountants, appraisers and other consultants, experts or advisors retained by the Agent, (iii) fees and expenses incurred in connection with the assignments of or sales of participations in the Loans, (iv) the cost of title insurance premiums, real estate survey costs, fees and taxes in connection with the filing of financing statements, and (v) the costs of preparing and recording Collateral Documents, releases of Collateral, and waivers, amendments, and terminations of any of the Credit Documents.

         Expiration Date means the seventh anniversary of the Prior Closing Date; provided, however, in the event that no Event of Default shall have occurred and be continuing on such seventh anniversary date then the term of this Agreement shall be extended for one (1) year and the Expiration Date shall be the eighth anniversary date of the date of this Agreement upon the delivery by the Borrower to the Agent of the 90 days' prior written notice required under
Section 11.15.

         Fees means, collectively, the Unused Line Fee, the Letter of Credit Fees, the Issuing Bank Fees and the other fees provided in any fee letter between Agent or any Lender and Borrower.

         Financial Statements means the consolidated and consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of the Borrower and its Subsidiaries for the period specified, prepared in accordance with GAAP and consistently with prior practices.

         Foreign Lender means any Lender organized under the laws of a jurisdiction outside of the United States.

         Funded Debt means any obligation payable more than one year from the date of determination thereof, which under GAAP is shown on the balance sheet as a liability, including obligations under capital leases, but excluding items customarily reflected below current liabilities, such as deferred federal taxes on income and other reserves.

         GAAP means generally accepted accounting principles in the United States as in effect from time to time.

         Governing Documents means certificates or articles of incorporation, by-laws and other organizational or governing documents.

         Governmental Authority means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         Guaranties means the Guaranties executed by the Borrower's Subsidiaries in favor of the Agent pursuant to Section 5.1(a), substantially in the form of Exhibit N.

         Highest Lawful Rate means, at any given time during which any Obligations shall be outstanding hereunder, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of California (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum non-usurious interest rate than under California (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

         Intangibles means "Intangibles" as defined in the Borrower Security Agreement and "Collateral" as defined in the Patent Security Agreement executed by the Borrower.

         Intercreditor Agreements means the Intercreditor Agreements executed by the lessors of containers to the Borrower in favor of the Agent pursuant to
Section 5.1(a), substantially in the form of Exhibit O.

         Indebtedness of a Person means (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument, (b) obligations under capital leases, (c) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations, (d) liabilities, as determined by the Agent, under any Interest Rate Agreement, (e) Contingent Obligations and (f) obligations secured by any Lien on that Person's property, even if that Person has not assumed such obligations.

         Insolvency Event means, with respect to any Person, the occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (b) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (c) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (d) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law, or (e) such Person, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for its dissolution, reorganization, or the appointment of a receiver, trustee, custodian or liquidator or shall become subject to any writ, judgment, warrant of attachment, execution or similar process, and any such proceeding, petition, writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding.

         Interest Expense means the consolidated expense of the Borrower and its Subsidiaries for interest on Indebtedness, including, without limitation, amortization of original issue discount, incurrence fees (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligation.

         Interest Period means for any Eurodollar Rate Loan the period commencing on the date of such Borrowing and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or (unless a Lender shall have notified the Agent that the Eurodollar Rate determined by the Agent for the proposed Borrowing will not adequately reflect the cost to the Lender of making or funding its Loan for the Borrowing) six months, in each case as the Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; provided, however, that the Borrower may not select any Interest Period that ends after the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

         Interest Rate Agreement means any interest rate protection or hedge agreement, including, without limitation, interest rate future, option, swap, and cap agreements.

         Internal Revenue Code means the Internal Revenue Code of 1986, amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

         Inventory means "Inventory" as defined in the Borrower Security Agreement.

         Investment means all expenditures made and all liabilities incurred (including Contingent Obligations) for or in connection with the acquisition of stock or Indebtedness of a Person, loans, advances, capital contributions or transfers of property to a Person, or acquisition of substantially all the assets of a Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) a guaranty shall be valued at not less than the principal amount guaranteed and outstanding; (ii) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (iii) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (iv) decreases in the market value shall not be deducted.

         Issuing Bank means Deutsche Bank, any Lender or any Affiliate of any Lender, or any other financial institution that is acceptable to the Agent and the Borrower which may at any time issue or be requested to issue a Letter of Credit for the account of the Borrower (or for the joint account of the Borrower and the Agent or any Lender) under this Credit Agreement. If there is more than one Issuing Bank, all references to "the Issuing Bank" shall be deemed to refer to each Issuing Bank or to all Issuing Banks, as the context requires.

         Issuing Bank Fees is defined in Section 4.4.

         Lender Advances is defined in Section 2.3.

         Letter of Credit Fee is defined in Section 4.4.

         Letter of Credit Obligations means the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding, plus (ii) the aggregate amount of all drawings under Letters of Credit for which the Borrower has not reimbursed the Issuing Bank, plus (iii) the aggregate amount of all payments made by the Lenders to the Issuing Bank for participations in Letters of Credit for which the Borrower has not reimbursed the Lenders.

         Letter of Credit Request is defined in Section 3.3.

         Letters of Credit means the standby letters of credit issued for the account of the Borrower under Article 3 and all amendments, renewals, extensions or replacements thereof.

         Lien means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title, or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

         Loan or Loans means one or more of the Revolving Loans or Term Loans or any combination thereof.

         Loan Account is defined in Section 4.8.

         Lockboxes, Lockbox Agreements, and Lockbox Bank are defined in Section 4.10.

         Majority Lenders means those Lenders owed or holding in the aggregate more than fifty percent (50%) of the Total Commitments or, if the Commitments are terminated, more than fifty percent (50%) of the Loans and Letter of Credit obligations then outstanding.

         Mandatory Redeemable Obligation means an obligation of the Borrower or any of its Subsidiaries (or guaranteed by any of them) which must be redeemed or repaid (a) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (b) at the option of any Person other than the Borrower or such Subsidiary, or (c) upon the occurrence of a condition not solely within the control of the Borrower or such Subsidiary, such as a redemption required to be made out of future earnings.

         Material Adverse Effect means (i) a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Credit Parties, taken as a whole, (ii) the impairment of any Credit Party's ability to perform its obligations under the Credit Documents to which it is a party or of the Agent or the Lenders to enforce the Obligations or realize upon the Collateral, or (iii) a material adverse effect on the value of a material portion of the Collateral or the amount which the Agent or the Lenders would receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

         Material Contract means any contract or other arrangement to which the Borrower or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

         Mortgages means the fee and leasehold deeds of trust executed pursuant to Section 5.1(a), substantially in the form of Exhibit L.

         Multiemployer Plan means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has contributed within the past six years or with respect to which the Borrower or any of its Subsidiaries may incur any liability.

         Notes means one or more of the Revolving Notes or Term Notes or any combination thereof.

         Notice of Borrowing is defined in Section 2.3.

         Notice of Continuation is defined in Section 4.13(a) hereof.

         Notice of Conversion is defined in Section 4.13(b) hereof.

         Obligations means the unpaid principal and interest hereunder (including interest accruing on or after the occurrence of an Insolvency Event), reimbursement obligations under Letters of Credit, Fees, Expenses and all other obligations and liabilities of the Borrower to the Agent, the Issuing Bank or to the Lenders under this Credit Agreement, the Revolving Notes, the Term Notes or any other Credit Document.

         Patent Security Agreements means the Confirmation and Grant of Security Interests in Patents and Patent Applications executed by the Borrower and the Borrower's Subsidiaries in favor of the Agent pursuant to Section 5.1(a), substantially in the form of Exhibit Q.

         Permitted Acquisition means an Acquisition consummated by the Borrower that is permitted under Section 8.21.

         Permitted Discretion means the Agent's good faith judgment, exercised in a commercially reasonable manner, as to any factor not known by the Agent or not existing on the Closing Date or on the date of any subsequent Loan advance which it reasonably believes in good faith: (i) will adversely affect the enforceability or priority of the Agent's Liens on any material portion of the Collateral or materially adversely affect the amount which the Agent and the Lenders receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) demonstrates that any collateral report or financial information delivered to the Agent by any Person on behalf of the Borrower is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving the Borrower or any of its Subsidiaries or any material portion of the Collateral, or (iv) creates a Default or Event of Default. In exercising such good faith judgment, the Agent may consider material changes in the factors already included in or tested by the definition of Eligible Accounts Receivable or Eligible Inventory, as well as any of the following: (a) material changes in collection history and dilution with respect to the Accounts, (b) material changes in demand for, and pricing of, Inventory, and (c) any other factors that materially change the credit risk of lending to the Borrower on the security of the Accounts or the Inventory.

         Person means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and its successors, heirs and assigns.

         Plan means any employee benefit plan, program or arrangement maintained or contributed to by the Borrower or any of its Subsidiaries, or with respect to which any of them may incur liability.

         Pledge Agreement means the Pledge Agreement executed by the Borrower in favor of the Agent pursuant to Section 5.1(a), substantially in the form of Exhibit P.

         Prime Lending Rate means the rate which Deutsche Bank announces as its prime lending rate from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Deutsche Bank and each of the Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

         Prime Rate Loan means a Revolving Loan or Term Loan that bears interest as provided in Section 4.1 hereof.

         Prior Closing Date means March 28, 1996.

         Prior Credit Agreement means that certain Credit Agreement dated as of the Prior Closing Date by and among the Borrower, BT Commercial Corporation, as agent, and the financial institutions from time to time party thereto, as the same shall have been amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof.

         Proportionate Share of a Lender means a fraction, expressed as a decimal, obtained by dividing its Commitment by the total Commitments of all the Lenders or, if the Commitments are terminated, by dividing its then outstanding Loans and/or Letter of Credit participations by the aggregate Loans and/or Letter of Credit Obligations then outstanding.

         Purchase Money Liens and Leases is defined in Section 8.9.

         Real Property means all real property owned or leased by the Borrower, together with all fixtures, improvements and other structures thereon.

         Register is defined in Section 11.8.

         Regulation D means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

         Reportable Event means any of the events described in Section 4043 of ERISA and the regulations thereunder.

         Requirement of Law means (a) the Governing Documents of a Person, (b) any applicable law, treaty, rule or regulation or determination of an arbitrator, court or other Governmental Authority, or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

         Retiree Health Plan means an "employee welfare benefit plan" within the meaning of Section 3(l) of ERISA that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

         Revolving Credit Commitment of a Lender means its commitment to make Revolving Loans and to participate in Letters of Credit, up to the amount set forth opposite its name on Annex I, as such annex may be amended from time to time, under the heading "Revolving Credit Commitment," as such amount may be reduced from time to time.

         Revolving Loans is defined in Section 2.2.

         Revolving Note means a promissory note of the Borrower payable to the order of any Lender, substantially in the form of Exhibit A-1.

         Scheduled Term Loan Installment is defined in Section 2.1.

         Second Equity Issuance means the issuance by the Borrower of approximately $40,000,000 of its common stock in a public offering during or around May 1999.

         Settlement Date is defined in Section 2.5.

         Specified Real Property means the four parcels of Real Property owned or leased by the Credit Parties located at (i) 2660 North Locust Avenue, Rialto, California, (ii) 11755 North Maricopa Entrance Road, Maricopa, Arizona, (iii) 4010 South 36th Street, Phoenix, Arizona, (iv) 3550 Duncanville Road, Dallas, Texas; and (v) 3926 S.W. 29th Street, Oklahoma City, Oklahoma.

         Subsidiaries Security Agreement means the Security Agreements executed by the Subsidiaries of the Borrower in favor of the Agent pursuant to Section 5.1(a), substantially in the form of Exhibit B-2.

         Subsidiary of a Person means a corporation or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation or other entity.

         Subordinated Debt means Indebtedness in the aggregate principal amount of $6,000,000 owing under the 12% Senior Subordinated Notes Due 2002 issued by the Borrower on or about October 14, 1997.

         Term Commitment is defined in Section 2.1.

         Term Loans is defined in Section 2.1.

         Term Note means a promissory note of the Borrower payable to the order of any Lender, substantially in the form of Exhibit A-2.

         Termination Event means (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA); (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA); (iv) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

         Total Commitments means the sum of the Commitments of all the Lenders, which shall not exceed $125,833,333.40.

         Trailers means over-the-road tractor trailers and trailers intended for use as storage facilities not constituting portable and ISO containers owned by the Borrower.

         Trademark Security Agreements means the Confirmation and Grant of Security Interests in Trademarks and Trademark Applications executed by the Borrower and the Borrower's Subsidiaries in favor of the Agent pursuant to
Section 5.l(a), substantially in the form of Exhibit R.

         Type means, in reference to a Revolving Loan or Term Loan, that it is a Eurodollar Rate Loan or a Prime Rate Loan.

         Unused Line Fee is defined in Section 4.3.

         Working Capital means: (i) Current Assets minus (ii) Current
Liabilities.

         1.2 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms used in this Credit Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to the Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with Sections 8.1 through 8.8 hereof shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Agent on or before the Closing Date, the certificates required to be delivered pursuant to Section
7.1 demonstrating compliance with the covenants contained herein shall, at the election of the Borrower or upon the request of the Majority Lenders, include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

         1.3 Other Terms; Headings. Terms used herein that are defined in the Uniform Commercial Code in effect in the State of California (the "Code") shall have the meanings given in the Code. Each of the words "hereof," "herein," and "hereunder" refer to this Credit Agreement as a whole. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with Section 11.11 hereof. References to Articles, Sections, Annexes, Schedules, and Exhibits are internal references to this Credit Agreement, and to its attachments, unless otherwise specified. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Credit Agreement.

         1.4 Prior Credit Agreement. This Credit Agreement evidences the amendment and restatement of the Prior Credit Agreement. Upon the effectiveness of this Credit Agreement, the Prior Credit Agreement will be superseded in its entirety and all references to the Credit Agreement that are contained in the Credit Documents shall be deemed to refer to this Credit Agreement, without the need for further amendment of those Credit Documents. Notwithstanding the foregoing, all of the Obligations outstanding under the Prior Credit Agreement and all of the liens and security interests securing the same shall continue in all respects. This Credit Agreement shall not be deemed to evidence a repayment and reborrowing or novation of those Obligations. Without limiting the foregoing, the Borrower hereby ratifies and reffirms all of its obligations under each of the Credit Documents, including, without limitation, that certain Borrower Security Agreement, dated as of March 28, 1996, between the Borrower and the Agent, that certain Pledge Agreement, dated as of March 28, 1996, between the Borrower and the Agent, that certain Confirmation and Grant of Security Interest in Patents and Patent Applications, dated as of March 28, 1996, between the Borrower and the Agent and that certain Confirmation and Grant of Security Interest in Trademarks and Trademark Applications, dated as of March 28, 1996, between the Borrower and the Agent, and agrees that each of the Credit Documents shall remain in full force and effect and shall apply to the Obligations arising under this Credit Agreement.

                                   ARTICLE II.
                                      LOANS

         2.1 Term Loan Facility.

             (a) Amounts of Term Loans.

                (i) Subject to the terms and conditions set forth in this Agreement, on the Closing Date each Lender severally agrees to make to the Borrower (but not thereafter), a term loan (each individually, a "Term Loan" and collectively, the "Term Loans") in an amount not to exceed such Lender's Proportionate Share of $5,833,333.40 (each Lender's obligation to make a Term Loan in such amount being referred to herein as its "Term Commitment," which obligation (and Term Commitment) shall be zero after the making of the Term Loans on the Closing Date). The Term Loans made on the Closing Date shall be made as Prime Rate Loans.

                (ii) All Term Loans shall be made by the Lenders simultaneously and proportionately to their respective Proportionate Shares, it being understood that the Lenders' respective Term Commitments are several and not joint and that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan hereunder nor shall the Term Commitment of any Lender be increased or decreased as a result of the failure by any other Lender to perform its obligation to make any Term Loan hereunder.

                (iii) The Term Loans, when repaid or prepaid, whether by voluntary or mandatory prepayment, in accordance with the terms hereof, may not be reborrowed.

             (b) Term Notes and Scheduled Term Loan Installments.

                (i) The Borrower shall execute and deliver to each Lender on the Closing Date a Term Note, in the principal amount of that Lender's Term Loan.

                (ii) The Borrower shall repay the principal amount of the Term Loans made on the Closing Date in monthly installments of $100,000 each (each a "Scheduled Term Loan Installment" and collectively, the "Scheduled Term Loan Installments") on the last day of each month commencing December 31, 1999. The Term Loans shall be repaid in full on the Expiration Date and, notwithstanding the foregoing, the Scheduled Term Loan Installment due on the Expiration Date shall be in the amount necessary to repay the Term Loans in full.

     2.2 Revolving Credit Commitments.

         (a) Subject to the terms and conditions set forth in this Credit Agreement, on and after the Closing Date and to and excluding the Expiration Date, each Lender severally agrees to make loans and advances to the Borrower ("Revolving Loans") in an amount not to exceed at any time its Proportionate Share of the lesser of (x) the total Revolving Credit Commitments (which shall not exceed $120,000,000) or (y) the Borrowing Base, minus, in each case, the then outstanding Letter of Credit Obligations.

         (b) The Agent may, but shall not be obligated to, rely on each Borrowing Base Certificate and any other schedules or reports in determining the eligibility of Accounts and Inventory. The Agent, in the exercise of its Permitted Discretion, may (i) establish and increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory, (ii) reduce the advance rates provided for in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the date of this Credit Agreement, and (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of "Eligible Accounts Receivable," "Eligible Goods Inventory," "Eligible Raw Materials Inventory," "Eligible Container Fleet Inventory," "Eligible Trailer Fleet Inventory," "Eligible Work-In-Process Container Inventory," "Eligible Primary Raw Materials Inventory," and "Eligible Other Raw Materials Component Inventory."

     2.3 Borrowing of Revolving Loans. It is contemplated that Revolving Loans will be made available to the Borrower directly by the Lenders ("Lender Advances") and, in the circumstances described in Section 2.3(b), from the Agent acting on behalf of the Lenders ("Agent Advances").

         (a) Lender Advances of Revolving Loans. Subject to the determination by the Agent and the Lenders that the conditions for borrowing contained in Section
5.2 are satisfied, upon notice from the Borrower to the Agent ("Notice of Borrowing"), Lender Advances of Revolving Loans shall be made to the extent of each Lender's Proportionate Share of the requested Borrowing. The Notice of Borrowing shall specify whether the requested Borrowing is of Prime Rate Loans or Eurodollar Rate Loans.

         (b) Agent Advances of Revolving Loans. The Agent is authorized by the Lenders, but is not obligated, to make Agent Advances (x) upon a Notice of Borrowing received by the Agent before 1:00 P.M. New York time on a Business Day, or (y) upon advice received by the Agent on a Business Day from the Disbursement Account Bank of the face amount of checks drawn on the Disbursement Account, which have been or will be presented for payment on that day, minus the amount of funds then available in the Disbursement Account. All Agent Advances shall be Prime Rate Loans. Except during the period set forth in Section 2.3(b)(ii), Agent Advances will not at any time exceed the amount available for borrowing under Section 2.2(a). Agent Advances will be subject to periodic settlement with the Lenders under Section 2.5. Agent Advances may be made only in the following circumstances:

               (i) For administrative convenience, the Agent may, but is not obligated to, make Agent Advances in reliance upon the Borrower's actual or deemed representations under Section 5.2 that the conditions for borrowing are satisfied.

               (ii) If the conditions for borrowing under Section 5.2 cannot be fulfilled, the Borrower shall in its Notice of Borrowing or otherwise give immediate notice thereof to the Agent, with a copy to each of the Lenders, and the Agent may, but is not obligated to, continue to make Agent Advances for twenty (20) Business Days from the date the Agent first receives such notice, or until sooner instructed by the Majority Lenders to cease. The Agent is authorized to make Agent Advances under this subsection (ii) up to the amount that would otherwise be available for borrowing under Section 2.2(a) plus $2,000,000. Once notice is given with respect to an event causing the conditions not to be fulfilled, no additional notice with respect to that event will be effective to commence a new period under this Section 2.3(b)(ii). All Agent Advances made pursuant to this clause (ii) shall be due and payable within one (1) Business Day of demand.

         (c) Disbursement of Revolving Loans. The proceeds of Revolving Loans shall be transmitted by the Agent, in the circumstances described in Section 3.5, directly to the Issuing Bank and, in all other circumstances, as requested by the Borrower in its Notice of Borrowing.

         (d) Notices of Borrowing. Notices of Borrowing may be given under this Section by telephone or facsimile transmission, and, if by telephone, promptly confirmed in writing substantially in the form of Exhibit F. The Borrower shall specify in each Notice of Borrowing whether the conditions for the requested borrowing are satisfied. The Borrower may request one or more Borrowings of Prime Rate Loans on the same Business Day. Notice of Borrowing for Eurodollar Rate Loans shall be given not later than 1:00 P.M. New York time on the third Business Day prior to the proposed Borrowing. Each Notice of Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type and, if such Borrowing is to consist of Eurodollar Rate Loans, shall be in an aggregate amount for all Lenders of not less than $2,000,000 or an integral multiple of $100,000 in excess thereof. The right of the Borrower to choose Eurodollar Rate Loans is subject to the provisions of
Section 4.13. Once given, a Notice of Borrowing that requests a Lender Advance is irrevocable by and binding on the Borrower. The Borrower shall provide to the Agent a list, with specimen signatures, of officers authorized to request Revolving Loans. The Agent is entitled to rely upon such list until it is replaced by the Borrower.

     2.4 Same Day Settlement of Lender Advances. The Agent shall give each Lender prompt notice by telephone or facsimile transmission of a Notice of Borrowing that requests Lender Advances of Revolving Loans. No later than 2:00 P.M. New York time on the date of receipt of the Notice of Borrowing, each Lender shall make available to the Agent at the Agent's address its Proportionate Share of such Borrowing in immediately available funds. Unless the Agent receives contrary written notice prior to the date of any such Borrowing of Revolving Loans, it is entitled to assume that each Lender will make available its Proportionate Share of the Borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Proportionate Share on behalf of the Lender.

     2.5 Periodic Settlement of Agent Advances and Repayments.

         (a) The Settlement Date. The amount of each Lender's Proportionate Share of Revolving Loans shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Agent Advances) and repayments received by the Agent as of 5:00 P.M. New York time on the last Business Day of the period specified by the Agent (such date, the "Settlement Date").

         (b) Summary Statements; Settlements of Principal. The Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans (including Agent Advances) for the period and the amount of repayments received for the period. As reflected on the summary statement: (i) the Agent shall transfer to each Lender its Proportionate Share of repayments; and (ii) each Lender shall transfer to the Agent, or the Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender shall be equal to such Lender's Proportionate Share of the aggregate amount of Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Lenders and is received prior to 12:00 noon New York time on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 P.M. New York time that day; and, if received after 12:00 noon New York time, then no later than 3:00 P.M. New York time on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent.

         (c) Distribution of Interest and Unused Line Fees. Interest on the Loans (including Agent Advances) together with the amount of the Unused Line Fee, shall be allocated by the Agent to each Lender in accordance with the Proportionate Share of Loans actually advanced by and repaid to each Lender, and shall accrue from and including the date such Loans are so advanced and to but excluding the date such Loans are either repaid by the Borrower or actually settled under this Section. Promptly after the end of each month, the Agent shall distribute to each Lender its Proportionate Share of the interest and Unused Line Fee accrued during that month. The Agent shall distribute interest on Eurodollar Rate Loans promptly after it is received.

     2.6 Sharing of Payments. If any Lender obtains any payment on account of the Loans or Letter of Credit Obligations in excess of its Proportionate Share of such payments, it will immediately purchase from the other Lenders portions of their Loans and Letter of Credit participations sufficient to cause that Lender to share the excess payment ratably with all the other Lenders.

     2.7 Defaulting Lenders.

         (a) A Lender who fails to pay the Agent its Proportionate Share of any Revolving Loans (including Agent Advances) made available by the Agent on such Lender's behalf, or who fails to pay any other amount owing by it to the Agent, is a "Defaulting Lender." The Agent may recover all such amounts owing by a Defaulting Lender on demand. If the Defaulting Lender does not pay such amounts on the Agent's demand, the Agent shall promptly notify the Borrower and the Borrower shall pay such amounts within five Business Days. In addition, the Defaulting Lender or the Borrower shall pay the Agent interest on such amount for each day from the date it was made available by the Agent to the Borrower to the date it is recovered by the Agent at a rate per annum equal to (x) the overnight Federal funds rate, if paid by the Defaulting Lender, or (y) the then applicable rate of interest calculated under Section 4.1, if paid by the Borrower; plus, in each case, the Expenses and losses, if any, incurred as a result of the Defaulting Lender's failure to perform its obligations.

         (b) The failure of any Lender to fund its Proportionate Share of any Revolving Loan (including Agent Advances) shall not relieve any other Lender of its obligation to fund its

Proportionate Share of such Revolving Loan. Conversely, no Lender shall be responsible for the failure of another Lender to fund its Proportionate Share of a Revolving Loan.

         (c) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to the Credit Documents and determining Proportionate Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This Section shall remain effective with respect to such Lender until (x) the Obligations under this Credit Agreement shall have been declared or shall have become immediately due and payable or (y) the Majority Lenders, the Agent and the Borrower shall have waived such Lender's default in writing. The operation of this Section shall not be construed to increase or otherwise affect the Term Commitment or Revolving Credit Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

                                  ARTICLE III.
                                LETTERS OF CREDIT

     3.1 Issuance of Letters of Credit. Subject to the terms and conditions hereunder and in reliance on the representations and warranties of the Borrower set forth herein, the Agent may from time to time cause the Issuing Bank to issue Letters of Credit hereunder at the request of the Borrower and for its account, as more specifically described below. The Agent shall not be obligated to cause the Issuing Bank to issue any Letter of Credit if:

         (a) Issuance of the requested Letter of Credit (i) would cause the Letter of Credit Obligations then outstanding to exceed $2,000,000 or (ii) would cause the sum of the Revolving Loans plus the Letter of Credit Obligations then outstanding to exceed the lesser of (x) the Revolving Credit Commitments then in effect or (y) the Borrowing Base then in effect; or

         (b) Issuance of the Letter of Credit is enjoined, restrained or prohibited by any Governmental Authority, Requirement of Law or any request or directive of any Governmental Authority (whether or not having the force of law) or would impose upon the Agent or the Issuing Bank any material restriction, reserve, capital requirement, loss, cost or expense (for which the Agent or the Issuing Bank is not otherwise compensated) not in effect or known as of the Closing Date.

     3.2 Terms of Letters of Credit. The proposed amount, terms and conditions, and form of each Letter of Credit (and of any drafts or acceptances thereunder) shall be subject to approval by the Issuing Bank. The term of each Letter of Credit shall not exceed 360 days, but may be subject to annual renewal, and in any event shall have an expiry date not later than five (5) Business Days prior to the Expiration Date.

     3.3 Request for Issuance. A request for issuance of a Letter of Credit in the form of Exhibit K (a "Letter of Credit Request") may be given in writing or electronically by any officer authorized by the Borrower under Section 2.3(d) and, if requested by the Agent, promptly confirmed in writing. A Letter of Credit Request must be received by the Agent no later than 1:00 P.M. New York time at least five (5) Business Days (or such shorter period as may be agreed to by the Issuing Bank) in advance of the proposed date of issuance.

     3.4 Lenders' Participation. Immediately upon issuance or amendment of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in all rights and obligations under such Letter of Credit (other than fees and other amounts owing to the Issuing Bank) in accordance with such Lender's Proportionate Share.

     3.5 Payment of Amounts Drawn Under Letters of Credit. Upon notice from the Issuing Bank of any drawing under any Letter of Credit, the Agent shall notify the Borrower of such drawing promptly on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. The Borrower will be deemed to have concurrently given a Notice of Borrowing to the Agent for Revolving Loans in the amount of and at the time of such drawing. The proceeds of such Revolving Loans shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing.

     3.6 Payment by Lenders. If Revolving Loans are not made in an amount sufficient to reimburse the Issuing Bank in full for the amount of any draw, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent, for the account of the Issuing Bank, the amount of its participation in immediately available funds not later than 1:00 P.M. New York time on the next Business Day. If any Lender fails to make available to the Agent the amount of such Lender's participation, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for the first three Business Days and thereafter at the Prime Lending Rate. For each Letter of Credit, the Agent shall promptly distribute to each Lender which has funded the amount of its participation its Proportionate Share of all payments subsequently received by the Agent from the Borrower in reimbursement of honored drawings.

     3.7 Nature of Issuing Bank's Duties. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. As among the Borrower, the Issuing Bank and each other Lender, the Borrower assumes all risks of the acts and omissions of the Issuing Bank, or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any liability to the Borrower, the Agent or any Lender.

     3.8 Obligations Absolute. The obligations of the Borrower to reimburse the Issuing Bank for drawings honored under the Letters of Credit and the obligations of the Lenders under Section 3.6 hereof shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances.

     3.9 Agent's Execution of Applications and Other Issuing Bank Documentation; Reliance on Credit Agreement by Issuing Bank. The Agent shall be authorized to execute, deliver and perform on behalf of the Lenders such letter of credit applications, shipping indemnities, letter of credit modifications and consents and other undertakings for the benefit of the Issuing Bank as may be reasonably necessary or appropriate in connection with the issuance or modification of Letters of Credit requested by the Borrower hereunder. The Lenders, the Agent and the Borrower all expressly agree that the terms of this Article 3 and various other provisions of this Credit Agreement identifying the Issuing Bank are also intended to benefit the Issuing Bank and the Issuing Bank shall be entitled to enforce the provisions hereof which are for its benefit.

     3.10 Additional Payments. If by reason of (a) any change in any Requirement of Law or any change in the interpretation or application by any Governmental Authority of any Requirement of Law or (b) compliance by the Issuing Bank or any Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

         (i) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by the Issuing Bank or participations therein purchased by any Lender; or

         (ii) there shall be imposed on the Issuing Bank or any Lender any other condition regarding this Section 3.10, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to the Issuing Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issuing Bank or any Lender, then, and in any such case, the Issuing Bank or such Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Borrower, and the Borrower shall pay on demand such amounts as the Issuing Bank or such Lender may specify to be necessary to compensate the Issuing Bank or such Lender for such additional cost or reduced receipt, together with interest on such amount from 10 days after the date of such demand until payment in full thereof at a rate equal at all times to the Prime Lending Rate per annum. The determination by the Issuing Bank or any Lender, as the case may be, of any amount due pursuant to this Section, shall be set forth in a certificate delivered to the Borrower, setting forth the calculation of any amounts due pursuant to this Section in reasonable detail.

     3.11 Replacement of Lender. If the Borrower receives a notice pursuant to
Section 3.10, so long as no Default or Event of Default shall have occurred and be continuing and the Borrower has obtained a commitment from another Lender or other financial institution, acceptable to the Agent in its reasonable discretion, to become a Lender for all purposes under this Credit Agreement and to assume all obligations of the Lender to be replaced, the Borrower may require the Lender giving such notice to assign all of its Loans, Commitments and other Obligations to such other Lender or financial institution pursuant to the provisions of Section 11.8(b); provided that, prior to or concurrently with such replacement (i) the Borrower has paid to the Lender giving such notice all principal, interest, fees and other amounts due and owing to such Lender through such date of replacement, (ii) the Agent has received the processing and recordation fee required to be paid by Section 11.8(b), and (iii) all of the requirements for such assignment contained in
Section 11.8(b), including, without limitation, the receipt by the Agent of an executed Assignment and Assumption Agreement and other supporting documents, have been fulfilled.

                                   ARTICLE IV.
              COMPENSATION, REPAYMENT AND REDUCTION OF COMMITMENTS

     4.1 Interest on Prime Rate Loans. The Borrower shall be obligated to pay to the Lenders on the first Business Day of each month interest on the Prime Rate Loans, calculated monthly in arrears at an interest rate per annum equal to the Prime Lending Rate plus (i) with respect to Revolving Loans consisting of Prime Rate Loans the following basis points, relative to the Debt Ratio in effect, as set forth below:



     DEBT RATIO AS DEFINED IN SECTION 8.6              PRIME INTEREST RATE PLUS
       > 5.0                                        75 Basis Points (0.75%)
       -


       > 4.5 but < 5.0                              50 Basis Points (0.50%)
       -


       > 4.0 but < 4.5                              25 Basis Points (0.25%)
       -


       < 4.0                                        Zero Basis Points (0.0%)


         (ii) with respect to Term Loans consisting of Prime Rate Loans the following basis points relative to the Debt Ratio in effect, as set forth below.



    DEBT RATIO AS DEFINED IN SECTION 8.6             PRIME INTEREST RATE PLUS


      > 5.0                                          100 Basis Points (1.00%)
      -


      > 4.5 but < 5.0                                75 Basis Points (0.75%)
      -


      > 4.0 but < 4.5                                50 Basis Points (0.50%)
      -


      < 4.0                                          25 Basis Points (0.25%)


         4.2 Interest on Eurodollar Rate Loans. Interest on Eurodollar Rate Loans shall be payable on the last day of each Interest Period with respect to such Eurodollar Rate Loans (and, in the case of any Eurodollar Rate Loan with an Interest Period of six months, on the three-month anniversary of the commencement of that Interest Period), at the date of conversion of such Eurodollar Rate Loans (or a portion thereof) to a Prime Rate Loan and at maturity of such Eurodollar Rate Loans at an interest rate per annum equal during the Interest Period for such Eurodollar Rate Loans to the Adjusted Eurodollar Rate for the Interest Period in effect for such Eurodollar Rate Loans plus (i) with respect to Revolving Loans consisting of Eurodollar Rate Loans the following basis points, relative to the Debt Ratio in effect, as set forth below:


      DEBT RATIO AS DEFINED                  EURODOLLAR RATE
         IN SECTION 8.6             (ADJUSTED EURODOLLAR RATE PLUS)

       > 5.0                     Two Hundred Fifty Basis Points (2.5%)
       -

       > 4.5 but < 5.0           Two Hundred Basis Points (2.0%)
       -

       > 4.0 but < 4.5           One Hundred Seventy-Five Basis Points (1.75%)
       -

       > 3.5 but < 4.0           One Hundred Fifty Basis Points (1.50%)
       -

       < 3.5                     One Hundred Twenty-Five Basis Points (1.25%)


         (ii) with respect to Term Loans consisting of Eurodollar Rates Loans the following basis points, relative to the Debt Ratio, as set forth below:



       DEBT RATIO AS DEFINED                      EURODOLLAR RATE
          IN SECTION 8.6                 (ADJUSTED EURODOLLAR RATE PLUS)


        > 5.0                      Two Hundred Seventy-Five Basis Points (2.75%)
        -

        > 4.5 but < 5.0            Two Hundred Twenty-Five Basis Points (2.25%)
        -

        > 4.0 but < 4.5            Two Hundred Basis Points (2.00%)
        -

        > 3.5 but < 4.0            One Hundred Seventy-Five Basis Points (1.75%)
        -

        < 3.5                      One Hundred Fifty Basis Points (1.50%)

         The Agent upon determining the Adjusted Eurodollar Rate for any Interest Period shall promptly notify the Borrower and the Lenders by telephone (confirmed promptly in writing) or in writing thereof.

         4.3 Unused Line Fee. The Borrower shall be obligated to pay to the Lenders on the first Business Day of each month and on the Expiration Date a fee equal to (0.375%) per annum calculated monthly in arrears on the average unused portion of the Total Commitments at the close of business each day during such month or occurring prior to the Expiration Date (the "Unused Line Fee").

         4.4      Letter of Credit Fees.

                  (a) The Borrower shall be obligated to pay to the Lenders on the first Business Day of each month a fee (the "Letter of Credit Fee"), in an amount equal to the Letter of Credit Fee listed on the chart below that corresponds to the Debt Ratio in effect, per annum of the daily weighted average amount of Letter of Credit Obligations relating to Letters of Credit outstanding during the immediately preceding month.



           DEBT RATIO AS DEFINED IN SECTION 8.6           LETTER OF CREDIT FEES


             > 5.0                                         2.50% per annum
             -

             > 4.5 but < 5.0                               2.00% per annum
             -

             > 4.0 but < 4.5                               1.75% per annum
             -

             > 3.5 but < 4.0                               1.50% per annum
             -

             < 3.5                                         1.25% per annum

     Notwithstanding the foregoing, Letter of Credit Fees on Letter of Credit Obligations outstanding after the occurrence and during the continuance of an Event of Default shall be payable on demand at a rate equal to the rate at which the Letter of Credit Fees are charged pursuant to the first sentence of this
Section 4.4(a), plus two (2) percentage points (200 basis points).

         (b) The Borrower shall also pay the customary charges, fees and expenses of Deutsche Bank for the issuance, administration and negotiation of each Letter of Credit (if Deutsche Bank is the Issuing Bank), and the Agent shall be entitled to charge to the Loan Account such fees, charges and expenses of the Issuing Bank as and when incurred by the Agent or any Lender (in each case, the "Issuing Bank Fees").

     4.5 Interest After Event of Default. From the date of occurrence of an Event of Default until the earlier of (i) the date all Obligations have been paid and satisfied in full or (ii) the date such Event of Default is waived, the Borrower shall be obligated to pay to the Lenders interest on the Loans and on the Letter of Credit Obligations calculated at rates per annum equal to the rates in effect under Sections 4.1, 4.2 and 4.4 plus in each case two (2) percentage points (200 basis points).

     4.6 Expenses; Fees. The Borrower shall be obligated to reimburse the Agent's Expenses promptly upon demand and to pay any Fees due and payable on or prior to the Closing Date.

     4.7 Mandatory Payment; Reduction of Commitments; Voluntary Prepayments.

         (a) Mandatory Payment. Except during the period described in Section 2.3(b)(ii), the aggregate balance of Revolving Loans and all Letter of Credit Obligations outstanding at any time in excess of the Borrowing Base then in effect shall be immediately due and payable without the necessity of any demand.

         (b) [Intentionally deleted]

         (c) Reduction of Commitments. On the Expiration Date, the Commitment of each Lender shall automatically reduce to zero and may not be reinstated. The Borrower may reduce or terminate the Commitments at any time and from time to time in whole or in part. Each such reduction must be in an aggregate amount for all the Lenders of not less than $5,000,000 (and in increments of $1,000,000 thereafter). If the Borrower seeks to reduce Commitments to an aggregate amount less than $1,000,000, then the Commitments shall be reduced to zero and this Credit Agreement shall be terminated. Once reduced, no portion of the Commitments may be reinstated.

         (d) Voluntary Prepayments. The Borrower may prepay Term Loans at any time, in whole or in part, without penalty or premium (subject to Section 4.13(d)), which prepayments shall be applied to the Scheduled Term Loan Installments in inverse order of maturity. The Borrower may prepay Revolving Loans, without penalty or premium, subject to the concurrent reduction of the Commitments pursuant to and in compliance with Section 4.7(c), and subject to
Section 4.13(d).

     4.8 Maintenance of Loan Account; Statements of Account. The Agent shall maintain an account on its books in the name of the Borrower (the "Loan Account") in which the Borrower will be charged with all loans and advances made by the Lenders to the Borrower or for the Borrower's account, including the Term Loans, the Revolving Loans, and all Letter of Credit Obligations, the Fees, the Expenses and any other Obligations. The Loan Account will be credited with all payments received by the Agent from the Borrower or for the Borrower's account, including all amounts received in the Concentration Account from any Lockbox Bank or Blocked Account Bank. The Agent shall send the Borrower a monthly statement reflecting the activity in the Loan Account.

     4.9 Payment Procedures. The Borrower hereby authorizes the Agent to charge the Loan Account with the amount of all interest, Fees and Expenses and other payments to be made hereunder and under the other Credit Documents. The Borrower's obligations to the Agent and the Lenders with respect to such payments shall be discharged by the Agent's charging the Loan Account as provided herein.

     4.10 Collection of Accounts. The Borrower shall at all times maintain lockboxes (the "Lockboxes") and blocked deposit accounts (the "Blocked Accounts") and shall instruct all account debtors on the Accounts of the Borrower to remit all Collections to such Lockboxes, except for Collections consisting of payments made by wire transfer or transmitted by the automated clearing house system, with respect to which the account debtors shall be instructed to send such payments to an account (the "Concentration Account") maintained by the Agent at Deutsche Bank. All other payments received by the Borrower shall be deposited in Blocked Accounts. The Borrower, the Agent and financial institutions selected by the Borrower and acceptable to the Agent (the "Lockbox Banks" and the "Blocked Account Banks" as the case may

be) shall enter into agreements substantially in the form of Exhibit C-1 (the "Lockbox Agreements") or Exhibit C-2 (the "Blocked Account Agreements"), as the case may be. Termination of such arrangements shall also be subject to approval by the Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements or a Blocked Account Agreements, as the case may be, all available amounts held in each Lockbox and Blocked Account shall be sent by wire transfer or automated clearing house system each Business Day to the Concentration Account.

     4.11 Application of Payments. All amounts received in the Concentration Account from third parties, the Lockbox Banks and the Blocked Account Banks shall be credited to the Loan Account and applied to amounts due under Section
4.9 and then to the outstanding Revolving Loans. Amounts applied to the Revolving Loans shall be credited first to Prime Rate Loans and provided no Default or Event of Default exists, any amount in excess thereof shall be deposited at the end of a Business Day in an interest-bearing account at Deutsche Bank in the name of, and under the control of, the Agent, with any interest earned for the benefit of the Borrower. Any funds in such interest bearing account will be applied to the Revolving Loans on the next Business Day. If any amounts collected exceed the Revolving Loans outstanding, and any other amounts then due hereunder, it shall be disbursed to the Disbursement Account or as otherwise directed by the Borrower. Except as provided in Section 9.7, after the occurrence of an Event of Default, and until it is waived, all amounts received by the Agent from the Lockbox Banks and the Blocked Account Banks, from liquidation of Collateral or otherwise, shall be applied in the following order: first, to the payment of any Fees, Expenses or other Obligations due and payable to the Agent under any of the Credit Documents, including Agent Advances and any other amounts advanced by the Agent on behalf of the Lenders; second, to the payment of any Fees, expenses or other Obligations due and payable to the Issuing Bank under any of the Credit Documents; third, to the ratable payment of any Fees, Expenses or other Obligations due and payable to the Lenders under any of the Credit Documents other than those Obligations specifically referred to in this Section; fourth, to the ratable payment of interest due on the Loans; and, fifth, to the ratable payment of principal due on the Loans.

     4.12 Calculations. All calculations of (i) interest hereunder and (ii) Fees, including, without limitation, Unused Line Fees and Letter of Credit Fees, shall be made by the Agent, on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

     4.13 Special Provisions Relating to Eurodollar Rate Loans.

         (a) Continuation. With respect to any Borrowing consisting of Eurodollar Rate Loans, the Borrower may (so long as no Default or Event of Default has occurred and is continuing), subject to the provisions of Section 4.13(c), elect to maintain such Borrowing or any portion thereof as consisting of Eurodollar Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by notice given not later than 1:00 P.M. New York time on the third Business Day prior to the date of any such continuation relating to Eurodollar Rate Loans, by the Borrower to the Agent. Such notice by the Borrower of a continuation (a "Notice of Continuation") shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing substantially in the form of Exhibit I, in each case specifying (i) the date of such continuation, (ii) the Type of Loans (including whether Revolving Loans or Term Loans) subject to such continuation, (iii) the aggregate amount of Loans subject to such continuation and (iv) the duration of the selected Interest Period. The Borrower may elect to maintain more than one Borrowing consisting of Eurodollar Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this Section 4.13(a); provided, however, that each of the Borrowings so combined shall consist of Revolving Loans or Term Loans having Interest Periods all then ending on the same date. If the Borrower shall fail to select a new Interest Period for any Borrowing consisting of Eurodollar Rate Loans in accordance with this Section 4.13(a), such Revolving Loans or Term Loans will automatically, on the last day of the then existing Interest Period therefore, convert into Prime Rate Loans. The Agent shall give each Lender prompt notice by telephone or facsimile transmission of each Notice of Continuation.

         (b) Conversion. The Borrower may on any Business Day (so long as no Default or Event of Default has occurred and is continuing), upon notice (each such notice, a "Notice of Conversion") given to the Agent, and subject to the provisions of Section 4.13(c), convert the entire amount of or a portion of all Loans of one Type comprising the same Borrowing into Loans of another Type; provided, however, that any conversion of any Eurodollar Rate Loans into Loans of another Type shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Loans and, upon conversion of any Prime Rate Loans into Loans of another Type, the Borrower shall pay accrued interest to the date of conversion on the principal amount converted. Each such Notice of Conversion shall be given not later than 1:00 P.M. New York time on the Business Day prior to the date of any proposed conversion into Prime Rate Loans and on the third Business Day prior to the date of any proposed conversion into Eurodollar Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing substantially in the form of Exhibit J, in each case specifying (i) the requested date of such conversion, (ii) the Type of Loans (including whether Revolving Loans or Term Loans) to be converted,
(iii) the portion of such Type of Loan to be converted, (iv) the Type of Loan such Loans are to be converted into and (v) if such conversion is into Eurodollar Rate Loans, the duration of the Interest Period of such Loan. Each conversion shall be in an aggregate amount for the Loans of all Lenders of not less than $2,000,000 or an integral multiple of $ 100,000 in excess thereof. The Borrower may elect to convert the entire amount of or a portion of all Loans of one Type comprising more than one Borrowing into Loans of another Type by combining such Borrowings into one Borrowing consisting of Revolving Loans or Term Loans of another Type; provided, however, that if the Borrowings so combined consist of Eurodollar Rate Loans, such Loans shall have Interest Periods all then ending on the same date.

         (c) Certain Limitations on Eurodollar Rate Loans. The right of the Borrower to maintain, select, continue or convert Eurodollar Rate Loans shall be limited as follows:

               (i) If the Agent is advised by Deutsche Bank that it is not offering U.S. dollar deposits (in the applicable amounts) in the London interbank market, or the Agent determines that adequate and fair means do not otherwise exist for ascertaining the Eurodollar Rate for Eurodollar Rate Loans comprising any requested Borrowing, continuation or conversion, the right of the Borrower to select or maintain Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exists, and each Loan comprising such Borrowing shall be made as a Prime Rate Loan.

               (ii) If the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, continuation or conversion, notify the Agent that the Eurodollar Rate for Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Loans for such Borrowing, then the right of the Borrower to select Eurodollar Rate Loans for such Borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as a Prime Rate Loan.

               (iii) If at any time any Lender reasonably determines that the making, continuation or conversion of any Loan as a Eurodollar Rate Loan has become unlawful or impermissible by reason of compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination in writing, to the Borrower and the Agent and the Agent shall promptly transmit the notice to each other Lender. Until such Lender gives notice otherwise, the right of the Borrower to select Eurodollar Rate Loans from that Lender shall be suspended and each Eurodollar Rate Loan outstanding from that Lender shall automatically and immediately convert to a Prime Rate Loan; provided, that if the Borrower receives a notice pursuant to this subsection
(iii), so long as no Default or Event of Default shall have occurred and be continuing and the Borrower has obtained a commitment from another Lender or other financial institution, acceptable to the Agent in its reasonable discretion, to become a Lender for all purposes under this Credit Agreement and to assume all obligations of the Lender to be replaced, the Borrower may require the Lender giving such notice to assign all of its Loans, Commitments and other Obligations to such other Lender or financial institution pursuant to the provisions of Section 11.8(b); provided further that, prior to or concurrently with such replacement (i) the Borrower has paid to the Lender giving such notice all principal, interest, fees and other amounts due and owing to such Lender through such date of replacement, (ii) the Agent has received the processing and recordation fee required to be paid by Section 11.8(b), and (iii) all of the requirements for such assignment contained in Section 11.8(b), including, without limitation, the receipt by the Agent of an executed Assignment and Assumption Agreement and other supporting documents, have been fulfilled.

               (iv) [intentionally omitted]

               (v) There shall not be outstanding at any one time more than an aggregate of four (4) Borrowings of Loans which consist of Eurodollar Rate Loans.

               (vi) No Agent Advance shall be made as a Eurodollar
Rate Loan.

     (d) Compensation.

         (i) Each Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on the Borrower. In the case of any Borrowing, continuation or conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for such Borrowing, continuation or conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article 5, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing, continuation or conversion.

         (ii) If any payment of principal of, or conversion or continuation of, any Eurodollar Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, conversion or continuation of such Loan or acceleration of the maturity of the Revolving Notes or Term Notes pursuant to Article 9 hereof or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

         (iii) Calculation of all amounts payable to a Lender under this Section 4.13(d) shall be made as though such Lender elected to fund all Eurodollar Rate Loans by purchasing U.S. dollar deposits in its Eurodollar Lending Office's interbank eurodollar market.

     4.14 Indemnification in Certain Events. If after the Closing Date, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to the Agent, to any of the Lenders, or to Deutsche Bank or any other banking or financial institution from whom any of the Lenders borrows funds or obtains credit (a "Funding Bank"), or (ii) the Agent, a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other Governmental Authority, or (iii) the Agent, a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or the Agent, a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Funding Bank's or Lender's policies as the case may be with respect to capital adequacy) by an amount deemed by such Lender to be material, and any of the foregoing events described in clauses (i), (ii) or (iii) increases the cost to the Agent, the Issuing Bank or any of the Lenders of (A) funding or maintaining the Total Commitments or (B) issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by the Agent, the Issuing Bank or any Lender, then the Borrower shall upon demand by the Agent, pay to the Agent, for the account of each applicable Lender or, as applicable, the Issuing Bank or a Funding Bank, additional amounts sufficient to indemnify the Lenders against such increase in cost or reduction in amount receivable. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to the Borrower by the Agent, or the applicable Lender, Issuing Bank or Funding Bank, within six (6) months of any of the foregoing events described in clauses (i), (ii) or (iii).

         4.15     Net Payments.

                  (a) All payments by the Borrower hereunder to or for the benefit of any Lender, the Issuing Bank or the Agent shall be made without setoff, counterclaim or other defense. Except as provided in Section 4.15(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of the Lender, the Issuing Bank or the Agent, as the case may be, pursuant to the laws of the jurisdiction in which it is organized) together with all interest, penalties or similar liabilities with respect thereto (collectively, "Covered Taxes"). If the Borrower shall be required by law to deduct any Covered Taxes from any sum payable hereunder to any Lender, the Issuing Bank, or the Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Section 4.15) such Lender, the Issuing Bank, or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and (C) the Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower shall furnish to the Agent within 45 days after the date the payment of any Covered Taxes is due certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless the Lender, the Issuing Bank and the Agent and reimburse each of them, as the case may be, for the amount of any Covered Taxes so levied or imposed and paid by them.

                  (b) Each Foreign Lender shall deliver to the Agent and the Borrower (i) two valid, duly completed copies of IRS Form 1001 or 4224 (until December 31, 2000) or Form W-8ECI and W-8BEN (after December 31, 2000), or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Credit Agreement, the Term Notes or the Revolving Notes payable to it without deduction or withholding of any United States federal income taxes or with such withholding imposed at a reduced rate (the "Reduced Rate"), and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to the Agent and the Borrower two further copies of said Form 1001 or 4224 (or W-8ECI or W-8BEN) and W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent, certifying (i) in the case of a Form 1001 or 4224 (or W-8ECI or W-8BEN) that such Foreign Lender is entitled to receive payments under this Credit Agreement, the Term Notes or the Revolving Notes payable to it without deduction or withholding of any United States federal income taxes, unless in any such case any change in a tax treaty to which the United States is a party, or any change in law or regulation of the United States or official interpretation thereof has occurred after the Closing Date and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Foreign Lender from duly completing and delivering any such form with respect to it, and such Foreign Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding at the Reduced Rate, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         4.16 Agreed Interest Rate. The Borrower agrees to pay an effective contracted for rate of interest equal to the rate of interest resulting from all interest payable as provided in the Notes, plus any additional rate of interest resulting from the Additional Sums. The Additional Sums shall consist of all fees, charges, goods, things in action or other sums or things of value (other than the interest resulting from the interest provided in the Notes) paid or payable by the Borrower, whether pursuant to this Agreement, the Notes or any other Credit Document, that may be deemed to be interest for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to the Loans or the Letters of Credit. The Additional Sums shall be deemed to be additional interest for the purpose of any such law only.

                                   ARTICLE V.
                              CONDITIONS PRECEDENT

         5.1 Conditions to Initial Loans and Letters of Credit. The obligation of each Lender to fund its Term Loan and its Proportionate Share of the initial Revolving Loan, and the obligation of the Agent to cause the Issuing Bank to issue the initial Letter of Credit, is subject to the satisfaction or waiver of the following conditions precedent:

                  (a) Closing Document List. The Agent and the Lenders shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the Closing Document List attached hereto as Schedule A (the "Closing Document List").

                  (b) Material Adverse Change. Since December 31, 1998 (i) no change, occurrence, event or development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect shall have occurred and be continuing, or (ii) there shall not have occurred a substantial impairment of the financial markets generally that is reasonably likely to materially and adversely affect the transactions contemplated hereby, in each case as reasonably determined by the Agent and each Lender in its sole discretion.

                  (c) Fees and Expenses. All Fees and Expenses payable on or before the Closing Date shall have been paid.

                  (d) Borrowing Base. The Borrowing Base shall be appropriate, in the Agent's reasonable discretion, for the Borrower's overall business and working capital requirements.

                  (e) Existing Indebtedness. The terms and conditions of any Indebtedness (including, without limitation, maturities, interest rates, prepayment and redemption requirements, covenants, defaults, remedies, security provisions and subordination provisions) of the Borrower to remain outstanding after the date hereof shall be satisfactory to the Lenders in all respects, and the Lenders shall be satisfied that the Borrower is not subject to any material contractual obligations or other restrictions that would be violated by the transactions contemplated by this Credit Agreement.

                  (f) Capitalization and Corporate Structure. The corporate and capital structure of the Borrower and its Subsidiaries shall be satisfactory to the Agent and the Lender in all respects.

                  (g) Opinion of Counsel. The Agent and the Lenders shall have received originally executed copies of the opinion of the Borrower's counsel, in form and substance satisfactory to Agent, covering such matters as shall be reasonably requested by the Agent and the Lenders.

                  (h) Insurance. The Agent shall have received and approved evidence of insurance coverage in amount and scope, and the Borrower's insurers shall have provided endorsements in form and substance satisfactory to the Agent naming Agent, for the benefit of the Lenders, as loss payee with respect to all casualty coverage, with customary lender loss payable endorsement provisions, and naming Agent, for the benefit of Lenders, as an additional insured with respect to all liability coverage.

                  (i) Cash Management System. The Borrower shall have established cash management systems with respect to its operations and those of its Subsidiaries on terms and conditions satisfactory to Agent and consistent with Agent's current practices.

                  (j) Additional Documents. The Credit Parties shall have executed and delivered to the Agent and the Lenders all documents which the Agent determines are reasonably necessary to consummate the transactions contemplated hereby.

         5.2 Conditions Precedent to All Revolving Loans and Letters of Credit. The obligation of each Lender to fund its Term Loan and its Proportionate Share of any requested Revolving Loan or of the Agent to cause the Issuing Bank to issue any requested Letter of Credit is subject to the conditions precedent set forth below. Each Notice of Borrowing and each Letter of Credit Request, and each issuance by the Borrower of a check drawn against, or request for transfer from, the Disbursement Account shall constitute a representation and warranty that such conditions are satisfied.

                  (a) All representations and warranties contained in this Credit Agreement and the other Credit Documents shall be true and correct on and as of the date of such Notice of Borrowing or Letter of Credit Request or issuance of a check drawn against, or request for transfer from, the Disbursement Account, as if then made, other than representations and warranties that relate solely to an earlier date;

                  (b) No Default or Event of Default shall have occurred, or would result from the making of the requested Loan or the issuance of the requested Letter of Credit, which has not been waived; and

                  (c) No event has occurred which has had or would probably have a Material Adverse Effect.

                                   ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES

                  To induce the Agent and the Lenders to enter into this Credit Agreement and to make the Term Loans and the Revolving Loans and other financial accommodations described herein, and to induce the Issuing Bank to issue Letters of Credit, the Borrower hereby represents and warrants to the Agent, the Lenders and the Issuing Bank that the following are true, correct and complete. Such representations and warranties, and all other representations and warranties made by the Borrower in any other Credit Document, shall survive the execution and delivery of the Credit Documents.

         6.1 Organization and Qualification. The Borrower and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is engaged in business, except where the failure to be so qualified, authorized and in good standing would not have a Material Adverse Effect. Schedule B, Part 6.1 lists all jurisdictions in which the Borrower and its Subsidiaries are qualified to do business as foreign corporations as of the Closing Date.

         6.2 Authority. The Borrower and each of its Subsidiaries has the requisite corporate power and authority to execute, deliver and perform each of the Credit Documents to which it is a party. All corporate action of the Borrower and its Subsidiaries necessary for the execution, delivery and performance of any of the Credit Documents has been taken.

         6.3 Enforceability. This Credit Agreement and each Credit Document is the legal, valid and binding obligation of the Borrower or of any Subsidiary of the Borrower which is a party thereto, enforceable in accordance with its terms, subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, and to general principles of equity.

         6.4 No Conflict. The execution, delivery and performance of each Credit Document by the Borrower or any of its Subsidiaries are not in contravention of any Requirement of Law or any Material Contract and will not, except as contemplated herein, result in the imposition of any Liens upon any of its properties.

         6.5 Consents and Filings. As of the Closing Date, no consent, authorization, permit or filing is required in connection with the execution, delivery and performance of this Credit Agreement or any Credit Document, or the continuing operations of the Borrower and its Subsidiaries, except (i) those set forth on Schedule B, Part 6.5, (ii) those that have been obtained or made, and
(iii) filings necessary to create, perfect or retain the perfection of Liens against the Collateral.

         6.6 Government Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any other Requirement of Law that limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in this Credit Agreement and the other Credit Documents.

         6.7 Solvency. The fair saleable value of the assets of the Borrower exceeds all its probable liabilities, including those to be incurred pursuant to this Credit Agreement and the other Credit Documents. The Borrower (i) does not have unreasonably small capital in relation to the business in which it is engaged and (ii) has not incurred, and does not believe that it will incur, after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay as such debts become due.

         6.8 Rights in Collateral; Priority of Liens. The Borrower owns all property consisting of Collateral, free and clear of any and all Liens in favor of third parties, other than the Liens permitted under Section 8.10 or described in any title insurance policy obtained by the Lenders in connection with the Loans. The security interests granted pursuant to the Credit Documents constitute valid and enforceable first, prior and perfected Liens on the Collateral, to the extent such Liens can be perfected by the filing of financing statements, subject only to such Liens permitted under Section 8.10 as Liens senior in priority to those held by the Lenders.

         6.9 Financial Data. The Borrower has provided to the Agent and each of the Lenders complete and accurate copies of annual audited Financial Statements for the fiscal years ended on December 31 in 1992, 1993, 1994, 1995, 1996, 1997 and 1998 together with any Auditor's opinion and "Management Letter" (if issued) relating thereto, and unaudited Financial Statements for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 and the month ended October 31, 1999. Such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and, in all material respects, fairly present the respective consolidated financial positions, results of operations and cash flows of the Borrower for each of the periods covered. Neither the Borrower nor any of its Subsidiaries has any Contingent Obligation, contingent liability or liability for taxes, long term leases or commitments, which in accordance with GAAP is not required to be reflected and is not reflected in such Financial Statements. In addition, the Borrower has delivered to the Agent and the Lenders certain projected financial data of the Borrower and its Subsidiaries dated December 1999 including forecasted balance sheets and income statements and sources and uses of cash for Fiscal Years 2000 through 2002 which take into consideration the transactions contemplated by this Credit Agreement and which have been made, as of the Closing Date, in good faith and, as of the Closing Date, the Borrower has no reason to believe such projections and the assumptions upon which they are based are not reasonable.

         6.10 Locations of Offices, Records and Inventory. The address of the principal place of business and chief executive office of the Borrower is set forth on Schedule B, Part 6.10. The books and records of the Borrower, and all its chattel paper and records of Accounts, are maintained exclusively at such locations. There is no jurisdiction in which the Borrower has any Collateral (except for vehicles and Inventory in transit for processing) other than those jurisdictions identified on Schedule B, Part 6.10. A complete list of the legal name and address of each warehouse at which Inventory is stored is set forth on Schedule B, Part 6.10. None of the receipts received and to be received by the Borrower from any warehouseman state that the Inventory covered thereby is to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

         6.11 Subsidiaries; Ownership of Stock. The only direct or indirect Subsidiaries of the Borrower are those listed on Schedule B, Part 6.11. The Borrower is the record and beneficial owner of all of the shares of capital stock of each of the Subsidiaries listed on Schedule B, Part 6.11. There are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of such Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is or may become bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by the Borrower are owned by the Borrower free and clear of any Liens.

         6.12 No Judgments or Litigation. Except as set forth on Schedule B,
Part 6.12, no judgments, orders, writs or decrees are outstanding against the Borrower or any of its Subsidiaries nor is there now pending or, to the Borrower's knowledge after inquiry, threatened, any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Borrower or any of its Subsidiaries involving a claim of $100,000 or more; provided, that after the Closing Date, the representation and warranty under this Section 6.12 shall be deemed made only as to claims net of insurance coverage therefor so long as the insurer thereof is not defending any such claim subject to a reservation of rights.

         6.13 No Defaults. Except as set forth on Schedule B, Part 6.13, neither the Borrower nor any of its Subsidiaries is in default under any term of any Material Contract. Except as set forth on Schedule B, Part 6.13, the Borrower knows of no dispute regarding any Material Contract.

         6.14 Labor Matters. Schedule B, Part 6.14 accurately sets forth all labor contracts (other than individual employment agreements) to which the Borrower or any of its Subsidiaries is a party and their dates of expiration. There are no existing or threatened strikes, lockouts or other disputes relating to any collective bargaining or similar labor agreement to which the Borrower or any of its Subsidiaries is a party.

         6.15 Compliance with Law. Neither the Borrower nor any of its Subsidiaries has violated or failed to comply in any material respect with any Requirement of Law, including, without limitation, ERISA and environmental laws.

         6.16 ERISA. None of the Borrower, any of its Subsidiaries or any ERISA Affiliate maintains or contributes to any Plan, other than those listed on Schedule B, Part 6.16. The Borrower, each of its Subsidiaries and each ERISA Affiliate have fulfilled all contribution obligations for each Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue Code). No Termination Event has occurred nor has any other event occurred that may result in a Termination Event. None of the Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any Requirement of Law or agreement. None of the Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the Internal Revenue Code.

         6.17 Compliance with Environmental Laws. Except as disclosed on Schedule B, Part 6.17, (i) none of the Borrower nor any of its Subsidiaries is the subject of a judicial or administrative proceeding or investigation relating to the violation of any environmental, health or safety Requirement of Law, or asserting potential liability arising from the disposal by any Person of any hazardous substance; (ii) neither the Borrower nor any of its Subsidiaries has filed any notice under any Requirement of Law of treatment, storage, disposal, spill or release of a hazardous substance; and (iii) neither the Borrower nor any of its Subsidiaries has knowledge of any contingent liability for any release of any hazardous substance.

         6.18 Intellectual Property. The Borrower possesses such assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names as are required to continue to conduct its present business activities.

         6.19 Licenses and Permits. Each of the Borrower and its Subsidiaries has obtained and holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are required for the operation of its business.

         6.20     Taxes and Tax Returns.

                  (a) Except as set forth on Schedule B, Part 6.20, the Borrower and each of its Subsidiaries has timely filed, without request for extension, all income tax returns it is required to file. The information filed is complete and accurate in all material respects. All deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made in accordance with GAAP.

                  (b) Except for matters which could not result in a material additional liability, all taxes, assessments, fees and other governmental charges for periods beginning prior to the date hereof, have been timely paid and neither the Borrower nor any of its Subsidiaries has any liability for taxes in excess of the amounts so paid or reserves so established.

                  (c) Except as set forth in Schedule B, Part 6.20, no deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against the Borrower or any of its Subsidiaries and no tax liens have been filed. Except as set forth in Schedule B, Part 6.20, there are no pending or, to the knowledge of the Borrower, threatened audits, investigations or claims for or relating to any liability for taxes and there are no matters under discussion with any Governmental Authority which could result in a material additional liability for taxes. Except as set forth in Schedule B, Part 6.20, no extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to the Borrower or any of its Subsidiaries.

                  (d) Except as set forth on Schedule B, Part 6.20, neither the Borrower nor any of its Subsidiaries has any obligation under any written tax sharing agreement or agreement regarding payments in lieu of taxes.

         6.21 Material Contracts. Schedule B, Part 6.21, contains a true, correct and complete list of all the Material Contracts currently in effect on the Closing Date. Except as described on Schedule B, Part 6.21, none of the Material Contracts contains any burdensome restrictions on the Borrower or any of its Subsidiaries or any of their respective properties, all of the Material Contracts are in full force and effect, and no defaults currently exist thereunder.

         6.22 Accuracy and Completeness of Information; Updating of Schedule B. All factual information furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Agent, any Lender, or the Auditors for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. The Borrower may amend and deliver to Agent Schedule B, amended to reflect any such changes in factual matters as are otherwise permitted by the terms of the Credit Documents or are as otherwise consented to by the Agent or the such of the Lenders as required by the terms of the Credit Documents.

         6.23 Title to Property. All Real Property is identified on Schedule B,
Part 6.23. The Borrower has good and marketable title in fee simple to, or a valid leasehold interest in, all its Real Property, and none of such Real Property is subject to any Lien other than as permitted under Section 8.10 or described in any title insurance policy obtained by the Lenders in connection with the Loans.

         6.24 Affiliate Transactions. Except as set forth on Schedule B, Part
6.24 neither the Borrower nor any Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower or any Subsidiary is a party except (i) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and (ii) upon fair and reasonable terms no less favorable to the Borrower and such Subsidiary than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

         6.25 Recording Taxes. All mortgage recording taxes, recording fees and other charges payable in connection with the filing and recording of the Credit Documents have either been paid in full by the Borrower or arrangements for the payment of such amounts satisfactory to the Agent shall have been made.

         6.26 No Change. There has been no development or event nor any prospective development or event, which has had or would probably have a Material Adverse Effect.

                                  ARTICLE VII.
                              AFFIRMATIVE COVENANTS

                  Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder:

         7.1 Financial Reporting. The Borrower shall timely deliver to each Lender the following information:

                  (a) Annual Financial Statements. As soon as available, but not later than 90 days after each fiscal year end: (i) the Borrower's annual audited Financial Statements; (ii) a comparison in reasonable detail to the prior year audited Financial Statements; (iii) the Auditors' unqualified opinion, "Management Letter" (if issued) and statement indicating that the Auditors have not obtained knowledge of the existence of any Default or Event of Default respecting Sections 8.1-8.8 during their audit; (iv) a management discussion and analysis of the Borrower's consolidated financial condition and results of operations and the consolidated liquidity and capital resources for such fiscal year, prepared by the chief financial officer of the Borrower; and (v) a compliance certificate substantially in the form of Exhibit D with an attached schedule of calculations demonstrating compliance with the Article 8 financial covenants.

                  (b) Projections and Budgets. Not later than 45 days after each fiscal year end, beginning with the fiscal year ended December 31, 1999, projections of the Borrower's financial condition and results of operations for the next three years, containing projected consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholders equity on a monthly basis for the first of the three years, quarterly for the second, and annually for the third, together with the Borrower's budget for the then current fiscal year.

                  (c) Quarterly Financial Statements. As soon as available, but not later than 45 days after each end of each of the first three fiscal quarters, and 90 days after end of the last fiscal quarter: (i) the Borrower's Financial Statements as of the fiscal quarter then ended, and for the fiscal year to date; (ii) a comparison in reasonable detail to the Financial Statements for the corresponding periods of the prior fiscal year; (iii) the certification of the chief executive officer or chief financial officer of the Borrower that such Financial Statements have been prepared in accordance with GAAP (subject to year-end audit adjustments and without notes); (iv) a management discussion and analysis of the Borrower's consolidated financial condition and results of operations and the consolidated liquidity and capital resources for such fiscal quarter and fiscal year to date, prepared by the chief financial officer of the Borrower; and (v) a compliance certificate substantially in the form of Exhibit D with an attached schedule of calculations demonstrating compliance with the Article 8 financial covenants.

                  (d) Monthly Financial Statements. As soon as available, but not later than 45 days after the end of each month: (i) a balance sheet for the Borrower as at the end of such month and for the fiscal year to date and statements of operations and cash flows for such month and for the fiscal year to date; (ii) a comparison to the balance sheet, statement of operations and statement of cash flows for the same periods in the prior year; and (iii) a certification by the chief executive officer or chief financial officer of the Borrower that such balance sheet, statement of operations and statement of cash flows have been prepared in accordance with GAAP (subject to year-end audit adjustments and without notes).

                  (e) Monthly Comparison to Prior Projections. As soon as available, but not later than 45 days after the end of month, a comparison of actual results of operations, cash flow and capital expenditures for the Borrower for such month and for the period from the beginning of the current fiscal year through the end of such month with amounts previously projected for those periods as required under Section 7.1(b) and with actual results for corresponding periods in the previous fiscal year.

         7.2 Collateral Reporting. The Borrower shall timely deliver to the Agent the following certificates and reports:

                  (a) Monthly Borrowing Base Certificates. Monthly, within five
(5) Business Days after the last Business day of each month, and at any other time requested by the Agent, a borrowing base certificate (the "Borrowing Base Certificate"), which shall be: (i) completed substantially in the form of Exhibit E, detailing the Borrower's Eligible Accounts Receivable and Eligible Inventory as of the last day of each month, (or as of such other date as the Agent may request); (ii) prepared by or under the supervision of the Borrower's chief executive officer or chief financial officer and certified by such officer subject only to adjustment upon completion of the normal year-end audit of physical inventory; and (iii) attached to such additional schedules and other information as the Agent may reasonably request.

                  (b) Appraisals. When reasonably requested by the Agent, a report of Eligible Container Fleet Inventory and Eligible Trailer Fleet Inventory by category and by item (in detail), a report of Inventory, based upon a physical count, which shall describe the Borrower's Inventory by category and by item (in detail) and report the then appraised value (at lower of cost or market) of such Inventory, and a report of Equipment which shall describe the Borrower's and its Subsidiaries' Equipment (in detail) and report the then appraised value (at lower of cost or market) of such Equipment. In addition, when requested by the Agent in the exercise of its

Permitted Discretion after consultation with the Borrower regarding the scope and cost of any such appraisal, the Borrower shall provide the Lenders, at the Borrower's expense, with appraisals or updates thereof of any or all of the Collateral. Unless an Event of Default has occurred and is continuing, the appraisals or updates thereof respecting container inventory held for lease shall not be requested more than twice during any twelve month period. The Borrower acknowledges and agrees that the Agent intends to have performed at least once such appraisal or update with respect to container inventory held for least during each twelve month period during the term of this Agreement.

                  (c) Further Assurances. When reasonably requested by the Agent, any further information regarding the Collateral, business affairs and financial condition of the Borrower or any of its Subsidiaries.

         7.3 Notification Requirements. The Borrower shall timely give the Agent and each of the Lenders the following notices:

                  (a) Notice of Default. Promptly, and in any event within two
(2) Business Days after the Borrower becomes aware of the occurrence of an Event of Default or a Default which is reasonably likely to become an Event of Default, a certificate of the chief executive officer or chief financial officer of the Borrower specifying the nature thereof and the Borrower's proposed response thereto, each in reasonable detail.

                  (b) Proceedings or Adverse Changes. Promptly, and in any event within five (5) Business Days after the Borrower becomes aware of (i) any proceeding being instituted or threatened to be instituted by or against the Borrower or any of its Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (ii) any order, judgment or decree in excess of $100,000 being entered against the Borrower or any of its Subsidiaries or any of their respective properties or assets or (iii) any actual or prospective change, development or event which has had or would probably have a Material Adverse Effect, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto by the Borrower or any such Subsidiary.

                  (c) ERISA Notices. (i) Promptly, and in any event within ten
(10) Business Days after the Borrower, any of its Subsidiaries or any ERISA Affiliate becomes aware that a Termination Event involving a claim against, or possible liability of, the Borrower of at least $100,000 has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and any action that is being taking with respect thereto by the Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation. The Borrower, such Subsidiary and the ERISA Affiliate shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor; (ii) promptly, and in any event within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to such request; and (iii) promptly, and in any event within three (3) Business Days after receipt by the

Borrower, any of its Subsidiaries or any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                  (d) Environmental and Health and Safety Notices. Promptly, and in any event within ten (10) Business Days after receipt by the Borrower or any of its Subsidiaries of any notice, complaint or order alleging actual or prospective violation of any environmental, health or safety Requirement of Law by the Borrower or any of its Subsidiaries or alleging responsibility of the Borrower or any of its Subsidiaries for costs of a cleanup, together with a copy of such notice, complaint, or order and a written statement describing any action being taken with respect thereto by the Borrower or any such Subsidiary.

                  (e) Material Contracts. Promptly, and in any event within ten
(10) Business Days after any Material Contract of the Borrower or any of its Subsidiaries is terminated or amended or any new Material Contract is entered into, a written statement describing such event, with copies of amendments or new contracts, and an explanation of any actions being taken with respect thereto.

                  (f) Collateral Matters. At least thirty (30) Business Days' prior written notice to the Agent of any change in the location of any Collateral or in the location of the chief executive office or place of business of the Borrower or any of its Subsidiaries from the locations specified in Schedule B, Part 6.10, or any change of the corporate name, structure or identity of the Borrower or any of its Subsidiaries otherwise permitted hereby. At least ten (10) days prior to any such change, the Borrower shall cause to be executed and delivered to the Agent any financing statements, Collateral Access Agreements or other documents required by the Agent, all in form and substance satisfactory to the Agent.

                  (g) SEC Filings and Shareholder Communications. Promptly, and in any event within ten (10) Business Days of the date of filing or transmission, copies of all filings made by or on behalf of the Borrower with the Securities and Exchange Commission and of all material communications with the Borrower's shareholders.

         7.4 Corporate Existence. The Borrower shall, and shall cause each of its Subsidiaries to, (i) maintain its corporate existence (except that the Borrower's Subsidiaries may merge with each other and with the Borrower, provided the Agent receives five (5) Business Days' prior written notice thereof), (ii) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all patents, contracts and other rights necessary or advisable to the conduct of their businesses, and (iii) continue in, and limit their operations to, the same general lines of business as presently conducted by them.

         7.5 Books and Records; Inspection. The Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. The Borrower agrees that the Agent or its agents may enter upon the premises of the Borrower or any of its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence of a Default which continues beyond the expiration of any grace or cure period applicable thereto, and which has not otherwise been waived by the Agent, for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and/or copying (at the Borrower's expense) any and all records pertaining thereto, and (iii) discussing the affairs, finances and business of the Borrower with any officers, employees and directors of the Borrower or with the Auditors.

         7.6 Insurance. Except as set forth on Schedule B, Part 7.6, the Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment. All policies covering the Collateral are to name the Agent as an additional insured and the loss payee in case of loss, and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies.

         7.7 Taxes. The Borrower agrees to pay, when due, and to cause each of its Subsidiaries to pay when due, all taxes lawfully levied or assessed against the Borrower, any of its Subsidiaries or any of the Collateral before any penalty or interest accrues thereon; provided, however, that, unless such taxes have become a federal tax or ERISA Lien on any of the assets of the Borrower or any of its Subsidiaries, no such tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

         7.8 Compliance with Laws. The Borrower agrees to comply, and to cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of its business or its assets generally, unless the Borrower contests any such Requirements of Law in a reasonable manner and in good faith.

         7.9 Use of Proceeds. The Revolving Loans made to the Borrower hereunder shall be used by the Borrower to pay the costs and expenses of the transactions contemplated by this Credit Agreement which are due and payable on the Closing Date, including without limitation the Fees and Expenses due on the Closing Date pursuant to Article 4 hereof, and for working capital and other general corporate purposes; and the proceeds of any subsequent Revolving Loans made hereunder shall be used by the Borrower solely for ongoing working capital requirements. The Borrower shall not use any portion of the proceeds of any such Revolving Loans for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

         7.10 Fiscal Year. The Borrower agrees to maintain its fiscal year as a year ending December 31.

         7.11 Maintenance of Property. The Borrower agrees to keep, and to cause each of its Subsidiaries to keep, all property useful and necessary to their respective businesses in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any waste with respect to any of their properties.

         7.12 ERISA Documents. The Borrower will cause to be delivered to the Agent, upon the Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Benefit Plan; (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to the Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of the Borrower or any ERISA Affiliate under any Retiree Health Plan.

         7.13 Further Assurances. The Borrower shall take, and shall cause each of its Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Agent on the Collateral.

                                  ARTICLE VIII.
                               NEGATIVE COVENANTS

                  Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder, the Borrower shall comply with, and, where required, shall cause each of its Subsidiaries to comply with, the following covenants:

         8.1 Consolidated Tangible Net Worth. The Borrower shall maintain a Consolidated Tangible Net Worth as of the last day of each fiscal quarter of not less than $18,800,000.

         8.2 EBITDA. The Borrower shall maintain EBITDA of not less than $12,500,000 for the immediately preceding four fiscal quarters calculated as of the last day of each such quarter.

         8.3 Fixed Charge Coverage Ratio. The Borrower shall maintain for the immediately preceding four fiscal quarters a ratio of EBITDA to Consolidated Fixed Charges of not less than the ratio set forth below, in each case calculated as of the end of each such quarter:

FOUR QUARTERS ENDED                                               RATIO

     12/31/99                                                    1.0:1.0

      3/31/00                                                    1.35:1.0
  and thereafter

         8.4 Interest Coverage Ratio. The Borrower shall maintain for the immediately preceding four fiscal quarters a ratio of (a) EBITDA to (b) Interest Expense of not less than 2.60:1.0, calculated as of the end of each fiscal quarter.

         8.5 Current Ratio. The Borrower shall maintain for each fiscal quarter a ratio, calculated as of the end of each such quarter, of Current Assets to Current Liabilities of not less than 1.50:1.0.

         8.6 Debt Ratio. The Borrower shall maintain for the four immediately preceding fiscal quarters, calculated as of the end of each such quarter, a ratio of Funded Debt to EBITDA of not more than the ratio set forth below:



FOUR QUARTERS ENDED                                               RATIO

     12/31/99                                                    4.6:1.0

     3/31/2000                                                   5.0:1.0

     6/30/2000                                                   5.0:1.0

     9/30/2000                                                   5.0:1.0

    12/31/2000                                                   5.0:1.0

     3/31/2001                                                   4.75:1.0

     6/30/2001                                                   4.75:1.0

     9/30/2001                                                   4.75:1.0

    12/31/2001                                                   4.75:1.0

     3/31/2002                                                   4.75:1.0

     6/30/2002                                                   4.75:1.0

     9/30/2002                                                   4.75:1.0

    12/31/2002                                                   4.75:1.0

     3/31/2003                                                   4.5:1.0
  and thereafter

         8.7 Minimum Utilization Rates. The Borrower shall maintain minimum utilization rates for each fiscal quarter, calculated at the end of each such quarter as the average amount during such quarter, and calculated as:

                  (a) the number of units of each of the Borrower's Eligible Container Fleet Inventory which is then subject to valid, current rental or lease agreements between the Borrower and the renters or lessees thereof, divided by the aggregate number of units of the Borrower's Eligible Container Fleet Inventory, of not less than eighty percent (80%); and

                  (b) (i) the number of units of the Borrower's Eligible Container Fleet Inventory which is then subject to valid, current rental or lease agreements between the Borrower and the renters or lessees thereof, divided by (ii) sum of (A) the number of units of the Borrower's Eligible Container Fleet Inventory, and (B) the number of units of the Borrower's Eligible Container Inventory Held For Sale plus the number of units of the Borrower's Eligible Primary Raw Materials Inventory consisting of unrefurbished ISO units, of not less than seventy-five percent (75%); provided, that for the purposes of calculation of compliance with this Section 8.7(b), the aggregate of the number of units of Eligible Container Inventory Held For Sale plus the number of units of the Borrower's Eligible Primary Raw Materials Inventory consisting of unrefurbished ISO units, as a percentage of the sum of clauses (A) and (B) above, shall not exceed five percent (5%).

         8.8 Capital Expenditures. The Borrower shall not make payments for Capital Expenditures (net of sales of Eligible Container Fleet Inventory) in excess of the following amounts per fiscal year; provided, that as long as no Event of Default shall have occurred and be continuing, the Borrower may carry forward and add to the next year's limitation amount (but not beyond such next year) the unused portion of the limitation on Capital Expenditures for the prior year, up to a maximum of one hundred percent (100%) of the prior year's limitation amount; and provided, further, that the amount set forth in this
Section 8.8 as an annual limit to Capital Expenditures shall be increased, for a year in which the Borrower effects any sale of equity securities of the Borrower, by an amount equal to three hundred percent of the net proceeds received by the Borrower from any such sale of equity securities of the Borrower during such year (the "CapEx Equity Increase"). The Borrower shall not make any Capital Expenditures that are not directly related to the business conducted on the Closing Date by the Borrower. Notwithstanding the foregoing, for each of Borrower's fiscal years ending December 31, 2000, December 31, 2001 and December 31, 2002, the Borrower may carry forward the aggregate CapEx Equity Increase arising from the Borrower's sale of equity securities during the Borrower's fiscal year ending December 31, 1999, to the extent such aggregate CapEx Equity Increase does not exceed $111,000,000, by an amount not to exceed the portion of the such CapEx Equity Increase not counted towards the payment of Capital Expenditures during the prior fiscal year (up to a maximum of one hundred percent (100%) of the prior year's limitation amount) as long as (A) no Event of Default shall have occurred and be continuing and (B) for the Borrower's fiscal years ending December 31, 2001 and December 31, 2002, the ratio of Funded Debt to EBITDA shall not at any time be greater than 4.0:1.0.



                                                      CAPITAL EXPENDITURES FOR PLANT,
                                                      PROPERTY AND EQUIPMENT ONLY (I.E.,
                                                      EXCLUDING CONTAINER FLEET INVENTORY
FISCAL YEAR ENDED      CAPITAL EXPENDITURES           HELD FOR SALE)

    12/31/99                $10,900,000                            $2,600,000

                                                      CAPITAL EXPENDITURES FOR PLANT,
                                                      PROPERTY AND EQUIPMENT ONLY (I.E.,
                                                      EXCLUDING CONTAINER FLEET INVENTORY
FISCAL YEAR ENDED      CAPITAL EXPENDITURES           HELD FOR SALE)

 and thereafter

         8.9 Additional Indebtedness. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly incur, create, assume or suffer to exist any Indebtedness other than:

                  (a) Indebtedness under the Credit Documents and Indebtedness under the Subordinated Debt;

                  (b) Indebtedness under Interest Rate Agreements in the ordinary course of business;

                  (c) Indebtedness described on Schedule B, Part 8.9, and any refinancing of such Indebtedness, so long as the aggregate principal amount of the Indebtedness so refinanced shall not be increased and the refinancing shall be on terms and conditions no more restrictive than the terms and conditions of the Indebtedness to be refinanced; and

                  (d) Indebtedness, including lease obligations, secured by purchase money liens on or respecting equipment the title to or leasehold interest in which is acquired after the date hereof, not to exceed $1,250,000 in the aggregate (irrespective of when due) outstanding at any one time ("Purchase Money Liens and Leases") so long as each Purchase Money Lien or Lease shall attach or relate only to the property to be acquired or the acquisition cost of which is financed through leasing, a description shall have been furnished to the Agent for any item of equipment for which the purchase price (whether payable by the Borrower or the lessor thereof) is greater than $50,000 and the principal amount of the debt incurred (including the principal component of lease payments) shall not exceed one hundred percent (100%) of the purchase price of the item or items of equipment.

         8.10 Liens. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume, or suffer to exist any Lien on any of its property now owned or hereafter acquired except:

                  (a) Liens granted to the Lenders under the Credit Document;

                  (b) Liens listed on Schedule B, Part 8.10;

                  (c) Purchase Money Liens and Leases;

                  (d) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, or landlords, liens for taxes, assessments or other governmental charges, and other similar Liens arising by operation of law for amounts that are not yet due and payable or which are being diligently contested in good faith by the Borrower, so long as the Agent has been notified thereof and adequate reserves are maintained by the Borrower for their payment;

                  (e) Attachment or judgment Liens not to exceed an aggregate of $100,000 excluding amounts (i) bonded to the reasonable satisfaction of the Agent or (ii) covered by insurance to the reasonable satisfaction of the Agent;

                  (f) Deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance, not to exceed an aggregate of $250,000;

                  (g) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business not to exceed an aggregate of $100,000;

                  (h) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (i) Extensions and renewals of any of the foregoing so long as the aggregate amount of extended or renewed Liens are not increased and are on terms and conditions no more restrictive than the terms and conditions of the Liens extended or renewed; and

                  (j) Liens securing Indebtedness described in Section 8.9(d) which has been refinanced so long as such refinanced Indebtedness is not secured by any collateral which did not secure the Indebtedness prior to such refinancing.

                  (k) Deposits or pledges to support the Borrower's interest payment obligations under the Subordinated Debt pursuant to the terms of such Subordinated Debt, so long as such deposit or pledge relates to an amount which does not exceed the amount equal to one six-month period of interest on the principal balance of the Subordinated Debt.

         8.11 Contingent Obligations. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly incur, assume, or suffer to exist any Contingent Obligation, excluding indemnities given in connection with the sale of Inventory or other asset dispositions permitted hereunder and Contingent Obligations for Indebtedness permitted to be incurred under Section 8.9 hereof.

         8.12 Sale of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than (i) Inventory (including containers held for lease) in the ordinary course of business, (ii) individual items of Collateral with a book value of less than $250,000 in the aggregate during any fiscal year, (iii) obsolete or worn out property disposed of in the ordinary course of business, (iv) dispositions of assets not otherwise addressed by this
Section 8.12, (v) sales of container inventory held for lease for the purpose of securitization or like off-balance sheet financing with the prior written consent of the Agent and the Lenders, which consent shall not be unreasonably withheld, and (vi) sales of modular building inventory for the purpose of securitization or like off-balance sheet financing if the Agent has previously provided its written consent (which shall not be unreasonably withheld) to the model and structure of such sale if the actual sale is on terms substantially similar to those of such model and structure, provided that, with respect to clauses (ii), (iii) and (iv), (a) such dispositions are for fair value, (b) the aggregate consideration is paid in full in cash at the time of disposition and is either reinvested in the business of the Borrower (subject to the limitations of Section 8.8) or its Subsidiaries or used to repay the Loans and applied first to reduce the Scheduled Term Loan Installments in inverse order of maturity, until paid in full and thereafter to Revolving Loans to reduce permanently the Revolving Credit Commitments, and (c) the aggregate amount of all of the dispositions pursuant to clause (iv) does not exceed $250,000 in the aggregate for any fiscal year.

         8.13 Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Borrower or any warrants, options or rights to purchase any such capital stock (other than up to $10,000 of payments to call warrants with respect to the Borrower's common stock), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries except that any Subsidiary may declare and pay dividends to the Borrower or any other Subsidiary; or (b) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than Indebtedness pursuant to this Credit Agreement) or of any Mandatory Redeemable Obligation; provided that any Subsidiary may make payments on account of Indebtedness owing to the Borrower or any other Subsidiary.

         8.14 Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Person, whether in cash, securities, or other property of any kind including, without limitation, any Subsidiary or Affiliate of the Borrower, other than:

                  (a) Advances or loans (but not sales on open account on ordinary course of business terms) made in the ordinary course of business, including those made to finance the sale of Inventory, not to exceed $50,000 outstanding at any one time to any one Person and $250,000 in the aggregate outstanding at any one time;

                  (b) loans, investments and advances between the Borrower and its Subsidiaries in existence as of the date hereof and described on Schedule B,
Part 8.14;

                  (c)      Cash Equivalents;

                  (d) Deposits with financial institutions, disclosed in Schedule B, Part 8.16, and which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; provided, however, that the Borrower may, in the ordinary course of its business, maintain in its disbursement accounts from time to time amounts in excess of then applicable FDIC or other program insurance limits; and

                  (e) Such other Investments as the Agent may approve in writing in its sole discretion.

         8.15 Affiliate Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to, any Subsidiary or Affiliate of the Borrower, except the transactions in existence on the Closing Date as described on Schedule B, Part 8.15, and except transactions in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's or Affiliate's business, as the case may be, and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary or such Affiliate than could be obtained in a comparable arm's-length transaction with an unaffiliated Person.

         8.16 Additional Bank Accounts. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Disbursement Account and the accounts set forth on Schedule B, Part 8.16.

         8.17 Excess Cash. The Borrower shall not, and shall not permit its Subsidiaries to, directly or indirectly, maintain in the aggregate in all deposit accounts of the Borrower and its Subsidiaries (other than the Disbursement Account and payroll accounts), total cash balances and Investments permitted by Sections 8.14(c), (d) and (e), in excess of an average daily balance of $200,000 (calculated monthly) at any time for three consecutive months during which any Revolving Loans are outstanding hereunder.

         8.18 Additional Negative Pledges. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, or permit any of its Subsidiaries to create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of the Borrower or its Subsidiaries or
(ii) any contractual obligation which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

         8.19 No Subsidiaries. The Borrower shall not, directly or indirectly, form or acquire any new Subsidiaries, except for Permitted Acquisitions in compliance with Section 8.21. The Borrower shall not, and shall not permit any of its Subsidiaries to, become a general partner on or after the date hereof in any partnership or joint venture.

         8.20 Operating Leases, Off-Balance Sheet Financing. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly incur, create, assume or suffer to exist any liabilities for operating leases or other indebtedness or liabilities not reflected as such on their financial statements other than liabilities described on Schedule B, Part 8.20, and any refinancing of such liabilities, so long as the aggregate amount thereof so refinanced shall not be increased and the refinancing shall be on terms and conditions no more restrictive than the terms and conditions of the liabilities to be refinanced.

         8.21 Permitted Acquisitions. The Borrower shall not, and shall not permit any of its Subsidiaries to, make an Acquisition unless each of the following conditions is satisfied:

                  (a) such Acquisition is made by the Borrower;

                  (b) such Acquisition shall be consensual and shall have been approved by the board of directors of the Person to be acquired;

                  (c) both before and after giving effect to such Acquisition, all representations and warranties of the Credit Parties contained in any Credit Document are true and correct and no Default or Event of Default shall have occurred and be continuing, and the Agent shall receive a certificate of the Borrower to such effect on the date on which such Acquisition is consummated;

                  (d) both before and after giving effect to such Acquisition and the incurrence of Indebtedness in connection therewith, all Credit Parties (including any Subsidiary acquired in such Acquisition) shall be solvent (as represented in Section 6.7) and the Borrower shall be in compliance with all financial covenants in Sections 8.1 through 8.7 hereof inclusive on a pro forma basis, and the Agent shall receive a certificate of the Borrower to such effect on the date on which such Acquisition is consummated;

                  (e) the purchase price for any single Acquisition or series of related Acquisitions in any Fiscal Year shall not exceed $10,000,000, nor shall the purchase price for all Acquisitions during the term of the Agreement exceed $30,000,000 in the aggregate. For purposes hereof, any Indebtedness assumed in connection with an Acquisition shall be included in the calculation of the purchase price;

                  (f) the Borrower shall have delivered written notice of the pending Acquisition to the Agent, the Issuing Bank and the Lenders at least twenty (20) Business Days prior to its consummation including a detailed description of such pending Acquisition, which notice shall be accompanied by historical financial statements for the Person or business to be acquired and pro forma financial statements giving effect to the Acquisition, in each case in form and substance satisfactory to Agent, analyses of sources and uses of funds, pro forma calculations of compliance with the financial covenants in Sections
8.1 through 8.7 hereof and, prior to consummation of the Acquisition, such other due diligence information as may have been reasonably requested by the Agent, the Issuing Bank or any Lender;

                  (g) if a Revolving Loan is to be made in connection with such Acquisition, the Agent shall have received a Notice of Borrowing and a Borrowing Base Certificate from the Borrower, which calculation of the Borrowing Base may include the assets to be acquired directly by the Borrower in the Acquisition;

                  (h) the Agent shall have received such financing statements, filings and other Collateral Documents as required (or advisable in the Agent's judgment) to perfect Liens on any assets to be acquired, including assets of any new Subsidiary, together with evidence satisfactory to the Agent that such Liens are first and prior Liens subject only to Permitted Liens;

                  (i) all new Subsidiaries formed or acquired in such Permitted Acquisition shall be wholly-owned by the Borrower;

                  (j) the business and assets to be acquired in such Acquisition shall be acquired free and clear of all Liens (other than Permitted Liens);

                  (k) any new Subsidiary shall be designated a Credit Party and shall execute and deliver to the Agent such Collateral Documents as are required to be executed by a Credit Party (other than the Borrower) and such other documents as are necessary (or advisable in the Agent's judgment) under applicable Requirements of Law in order to grant the Agent a perfected first priority security interest and Lien in the assets of, and ownership interests in, such Subsidiary (subject only to Permitted Liens); and the Borrower shall execute and deliver a Pledge Agreement in form and substance satisfactory to Agent, together with stock certificates and promissory notes and other instruments endorsed in blank in accordance therewith;

                  (l) prior to inclusion of any assets in the Borrowing Base, the Agent shall have received appraisals, in form and substance satisfactory to Agent, of all Inventory of the Borrower to be included in the Borrowing Base and shall have completed such review of Accounts and Inventory as it deems necessary or desirable for inclusion in the Borrowing Base;

                  (m) the Person or business to be acquired is engaged in the business conducted by the Borrower immediately prior to the Closing Date or similar activities related or incidental thereto; and

                  (n) on or prior to the date of such Acquisition, the Agent shall have received, in form and substance satisfactory to Agent, all acquisition documents related thereto and legal opinions, evidence of solvency, certificates, Certificates of Title, lien search results and other documents and instruments reasonably requested by the Agent, which collectively shall confirm to the Agent's satisfaction that the conditions set forth herein have been satisfied.

                                   ARTICLE IX.
                         EVENTS OF DEFAULT AND REMEDIES

         9.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) Failure to Pay. The Borrower shall fail to pay: (i) any Obligation (other than Fees not having a scheduled due date) when due; or (ii) any Fees not having a scheduled due date within two (2) Business Days of the Borrower's receipt of demand therefor.

                  (b) Breach of Certain Covenants. The Borrower shall fail to comply with any covenant contained in Article 7 or Article 8 hereof.


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
                  (c) Breach of Representation or Warranty. Any representation or warranty made by the Borrower in this Credit Agreement or in any other Credit Document (and in any statement or certificate given under this Credit Agreement or any other Credit Document), shall be false or misleading in any material respect when made.

                  (d) Other Breaches. Any Credit Party shall fail to comply with any provisions contained in this Credit Agreement or any other Credit Document, other than as set forth in Sections 9.1(a), 9.1(b) and 9.1(c), and such failure shall continue for ten (10) Business Days after the earlier to occur of (x) the date such Credit Party knew or should have known of its occurrence or (y) the date of giving of notice thereof by Agent to such Credit Party.

                  (e) Dissolution. The Borrower shall dissolve, wind up or otherwise cease its business.

                  (f) Insolvency Event. Any Credit Party shall become the subject of an Insolvency Event.

                  (g) Change of Control. A Change of Control shall occur.

                  (h) Cross Default. A default or event of default shall occur (and continue beyond any applicable grace period) under any note, agreement or instrument evidencing any other Indebtedness of the Borrower or any of its Subsidiaries, which default or event of default permits the acceleration of its maturity, provided that the aggregate principal amount of all such Indebtedness for which the default or event of default has occurred exceeds $1,000,000.

                  (i) Failure of Enforceability of Credit Documents; Security. Any material covenant, agreement or obligation of any Credit Party contained in or evidenced by any of the Credit Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; any Credit Party shall deny or disaffirm any of its material obligations under any of the Credit Documents or any Liens granted in connection therewith; or, any Liens granted in any of the Collateral shall be determined to be void, voidable, invalid or unperfected, are subordinated or not given the priority contemplated by this Credit Agreement as reflected in Schedule B, Part 8.10 (except where such circumstance arises as a result of any action or inaction by any Lender).

         9.2 Acceleration and Cash Collateralization. Upon the occurrence and during the continuance of an Event of Default, the Agent may take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrower:

                  (a) Acceleration. Upon the written request of the Majority Lenders, and by delivery of written notice to the Borrower from the Agent, all Obligations shall be declared to be immediately due and payable (except with respect to any Event of Default set forth in Section 9.1(f) hereof, in which case all Obligations shall automatically become immediately due and payable without the necessity of any request of the Majority Lenders or notice or other demand to

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the Borrower) without presentment, demand, protest or any other action or obligation of the Agent or any Lender.

                  (b) Termination Of Commitments. Upon the written request of the Majority Lenders, and by delivery of written notice to the Borrower from the Agent, the Commitments shall be immediately terminated and, at all times thereafter, all Revolving Loans made by any Lender pursuant to this Credit Agreement shall be at such Lender's sole discretion, unless such Event of Default is waived in accordance with Section 11.11.

                  (c) Cash Collateralization. On demand of the Agent or the Majority Lenders the Borrower shall immediately deposit with the Agent for each Letter of Credit then outstanding, cash or Cash Equivalents in an amount equal to 110% of the greatest amount drawable thereunder.

         9.3 Rescission of Acceleration. After acceleration of the maturity of the Loans, if the Borrower pays all accrued interest and all principal due (other than by reason of the acceleration) and all Defaults and Events of Default are otherwise remedied or waived in accordance with Section 11.11, the Majority Lenders may elect in their sole discretion, to rescind the acceleration and return any cash collateral. (This Section is intended only to bind all of the Lenders to a decision of the Majority Lenders and not to confer any right on the Borrower, even if the described conditions for the Majority Lenders' election may be met.)

         9.4 Remedies. Upon the occurrence and during the continuance of an Event of Default, the Agent may do any or all of the following:

                  (a) remove all documents, instruments, files and records (including the copying of any computer records) relating to the Accounts or use (at the expense of the Borrower) such supplies or space of the Borrower at the Borrower's place of business necessary to properly administer and collect the Accounts thereon;

                  (b) accelerate or extend the time of payment, compromise, issue credits, or bring suit on the Accounts (in the name of the Borrower or the Lenders) and otherwise administer and collect the Accounts;

                  (c) sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise; and

                  (d) foreclose the security interests created pursuant to the Credit Documents by any available procedure, or take possession of any or all of the Collateral without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

Any Lender may bid or become a purchaser at any sale, free from any right of redemption, which right is expressly waived by the Borrower. If notice of intended disposition of any Collateral is required by law, it is agreed that five (5) Business Days' notice shall constitute reasonable notification. The Borrower will assemble the Collateral and make it available to the Agent at such

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
locations as the Agent may specify, whether at the premises of the Borrower or elsewhere, and will make available to the Agent the premises and facilities of the Borrower for the purpose of the Agent's taking possession of, removing or putting the Collateral in saleable form.

         9.5 Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or the Issuing Bank may have under applicable law, upon the occurrence of any Event of Default, and whether or not any Lender or the Issuing Bank has made any demand or the Obligations of any Credit Party have matured, each Lender and the Issuing Bank shall have the right to appropriate and apply to the payment of the Obligations of such Credit Party all deposits and other obligations then or thereafter owing by such Lender or the Issuing Bank to such Credit Party; provided, that each Lender or the Issuing Bank exercising such rights shall notify the Agent thereof prior to exercise, shall refrain from exercising such right until the Agent shall have confirmed to such Lender or Issuing Bank that such exercise will not prejudice the rights of the Lenders, and any amount received as a result of the exercise of such rights shall be shared in accordance with Section 2.6.

         9.6 License for Use of Software and Other Intellectual Property. Unless expressly prohibited by the licensor thereof, if any, the Agent is hereby granted a license to use all computer software programs, data bases, processes and materials used by the Borrower in connection with its businesses or in connection with the Collateral. The Agent agrees not to use any such license prior to the occurrence of an Event of Default without giving the Borrower prior notice.

         9.7 No Marshaling; Deficiencies; Remedies Cumulative. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights to liquidate all or substantially all of the Collateral (after deducting all of the Agent's Expenses related thereto) shall be applied by the Agent to the payment of the Borrower's Obligations to the Agent and the Lenders, whether due or to become due, in such order as the Agent may elect. The Borrower shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Borrower or its successors or assigns, any surplus resulting therefrom. The foregoing remedies are not intended to be exhaustive and the full or partial exercise of any of them shall not preclude the full or partial exercise of any other available remedy under the Credit Agreement, under any other Credit Document, at equity or at law.

                                   ARTICLE X.
                                    THE AGENT

         10.1     Appointment of Agent.

                  (a) Each Lender hereby designates BT Commercial Corporation as its Agent and irrevocably authorizes the Agent to take action on its behalf under the Credit Documents, to exercise the powers and perform the duties described therein, and to exercise such other powers reasonably incidental thereto. The Agent may perform any of its duties through its agents or employees.


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
                  (b) Other than the Borrower's rights under Section 10.8, this
Article 10 is for the benefit of the Agent and the Lenders only. The Agent shall act only for the Lenders and assumes no obligation to or agency or trust relationship with any Credit Party.

         10.2 Nature of Duties of Agent. The Agent has no duties or responsibilities except those expressly set forth in the Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted hereunder or in connection herewith, other than as caused by gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have a fiduciary relationship to any Lender or any participant of any Lender.

         10.3 Lack of Reliance on Agent. Independently and without reliance upon the Agent, each Lender has made and shall continue to make its own independent investigation and analysis of the content and validity of the Credit Documents or of the performance and creditworthiness of the Credit Parties thereunder. The Agent assumes no responsibility and undertakes no obligation to make inquiry with respect to such matters, unless specifically requested to do so in writing by a Lender.

         10.4 Certain Rights of the Agent. The Agent may request instructions from the Majority Lenders at any time. If the Agent requests instructions from the Majority Lenders with respect to any action or inaction, the Agent shall be entitled to await instructions from the Majority Lenders before such action or inaction. No Lender shall have any right of action based upon the Agent's action or inaction in response to instructions from the Majority Lenders.

         10.5 Reliance by Agent. The Agent may rely upon written or telephonic communication it believes to be genuine and to have been signed, sent or made by the proper person. The Agent may obtain the advice of legal counsel (including, for matters concerning the Borrower, counsel for the Borrower), independent public accountants and other experts selected by it and shall have no liability for action or inaction in good faith based upon such advice.

         10.6 Indemnification of Agent. To the extent the Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Agent, to the extent of its Proportionate Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or otherwise relating to the Credit Documents, unless resulting from the Agent's gross negligence or willful misconduct.

         10.7 The Agent in Its Initial Capacity. In its individual capacity, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise them as though it was not performing the duties specified herein. The terms "Lenders," "Majority Lenders," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the

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
duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

         10.8     Successor Agent.

                  (a) The Agent may, upon five Business Days' notice to the Lenders and the Borrower, resign by giving written notice thereof to the Lenders and the Borrower. The Agent's resignation shall be effective upon the appointment of a successor Agent.

                  (b) Upon receipt of the Agent's resignation, the Majority Lenders may appoint a successor Agent. Unless an Event of Default shall have occurred and be continuing at the time of such appointment, the successor Agent shall be subject to approval by the Borrower, which approval shall not to be unreasonably withheld and shall be delivered to the Majority Lenders within five Business Days after the Borrower's receipt of notice of a proposed successor Agent. If a successor Agent has not accepted its appointment within fifteen Business Days, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent.

                  (c) Upon its acceptance of the agency hereunder, a successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. The retiring Agent shall continue to have the benefit of this Article 10 for any action or inaction while it was Agent.

         10.9     Collateral Matters.

                  (a) Each Lender authorizes and directs the Agent to enter into the Collateral Documents for the benefit of the Lenders. Except as otherwise set forth herein, any action or exercise of powers by the Majority Lenders under the Credit Documents, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Prior to an Event of Default, without notice to or consent from any Lender, the Agent may take any action necessary or advisable to perfect and maintain the perfection of the Liens upon the Collateral.

                  (b) The Agent is authorized to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations, or (ii) upon receipt of the proceeds of sales of the Collateral permitted hereunder. The Agent may request and the Lenders will provide confirmation of the Agent's authority to release particular types or items of Collateral.

                  (c) The Agent shall have no obligation to assure that the Collateral exists or is owned by the Borrower or any of its Subsidiaries, that such Collateral is cared for, protected or insured, or that the Liens in the Collateral have been created, perfected, or have any particular priority. With respect to the Collateral, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the

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Lenders, and it shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

         10.10 Actions with Respect to Defaults. In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Lenders. Until the Agent shall have received such directions, the Agent may act (or not act) as it deems advisable and in the best interests of the Lenders.

                                   ARTICLE XI.
                                  MISCELLANEOUS

         11.1 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE CREDIT DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF CALIFORNIA.

         11.2 SUBMISSION TO JURISDICTION. ALL DISPUTES AMONG THE BORROWER AND THE LENDERS (OR THE AGENT ACTING ON THEIR BEHALF), WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN LOS ANGELES, CALIFORNIA, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT, ON BEHALF OF THE LENDERS, SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN ANY LOCATION REASONABLY SELECTED BY THE AGENT IN GOOD FAITH TO ENABLE THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

         11.3 SERVICE OF PROCESS. THE BORROWER HEREBY IRREVOCABLY DESIGNATES CT CORPORATIONS SYSTEMS AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO THE BORROWER, BUT FAILURE OF THE BORROWER TO

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RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.

         11.4 JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY. INSTEAD, ANY DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

         11.5 LIMITATION OF LIABILITY. NEITHER THE AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO THE BORROWER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS CREDIT AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT OR ANY SUCH LENDER, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         11.6 Delays. No delay or omission of the Agent or the Lenders to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof.

         11.7 Notices. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent or any of the Lenders, then to BT Commercial Corporation, 300 South Grand Ave., 41st Floor, Los Angeles, CA 90071, and if to the Borrower, then to the Borrower at Mobile Mini, Inc., 1834 West Third Street, Tempe, Arizona 85281, Attn: Richard Bunger, Chief Executive Officer, and Larry Trachtenberg, Chief Financial Officer, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, or any of the Lenders, at (213) 620-8394, and if to the Borrower at (602) 894-6433. Copies of all notices to the Borrower respecting Events of Default shall also be sent to Bryan Cave LLP, Two North Central, Suite 2200, Phoenix, AZ 85004-4406, Attn: Joseph P. Richardson and if by facsimile, at (602) 364-7078. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

         11.8     Assignments and Participations.

                  (a) Borrower Assignment. The Borrower shall not assign this Credit Agreement, or any rights or obligations hereunder, without the prior written consent of the Agent and the Lenders.

                  (b) Lender Assignments. Each Lender may assign to one or more banks or other financial institutions all or a portion of its fights and obligations under this Credit Agreement, the Notes and the other Credit Documents, with the consent of the Agent and the

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consent of the Borrower (which shall not be unreasonably withheld), and upon execution and delivery to the Agent, for its acceptance and recording in the Register (as defined below), of an agreement in substantially the form of Exhibit G (an "Assignment and Assumption Agreement"), together with surrender of any Note or Notes subject to such assignment and a processing and recordation fee of $2,500. No such assignment shall be for less than $5,000,000 of the Commitments and Term Loans unless it is to another Lender. (This Section does not apply to branches and Affiliates of a Lender, it being understood that a Lender may make, carry or transfer Loans at or for the account of any of its branch offices or Affiliates without consent of the Borrower, the Agent or any other Lender.)

                  (c) Agent's Register. The Agent shall maintain a register of the names and addresses of the Lenders, their Commitments, and the principal amount of their Loans (the "Register"). The Agent shall also maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it and modify the Register to give effect to each Assignment and Assumption Agreement. Upon its receipt of each Assignment and Assumption Agreement and surrender of the affected Note or Notes, the Agent will give prompt notice thereof to the Borrower and deliver to the Borrower a copy of the Assignment and Assumption Agreement and the surrendered Note or Notes. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Agent a new Note or Notes to the order of the assignee in the amount of the Commitment, Commitments or Loans, as the case may be, assumed by it and to the assignor in the amount of the Commitment, Commitments or Loans, as the case may be, retained by it, if any. Such new Note or Notes shall re-evidence the Indebtedness outstanding under the surrendered Note or Notes and shall be dated as of the Closing Date. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder.

                  (d) Lender Participations. Each Lender may sell participations (without the consent of the Agent, the Borrower or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement, the Notes and the other Credit Documents. Notwithstanding a Lender's sale of a participation interest, its obligations hereunder shall remain unchanged. The Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (i) increase the Commitments of the Lender from whom the participant purchased its participation interest; (ii) reduce the principal of, or rate or amount of interest on the Loans subject to such participation, (iii) postpone any date fixed for any payment of principal of, or interest on, the Loans subject to the participation interest, and (iv) release any guarantor of the Obligations or all or a substantial portion of the Collateral, other than when otherwise permitted hereunder.

         11.9 Confidentiality. Each Lender agrees that it will use its reasonable best efforts not to disclose without the prior written consent of the Borrower any information with respect to the Borrower or any of its Subsidiaries which is furnished pursuant to this Credit Agreement and which is designated by the Borrower to the Lenders in writing as confidential, provided that any Lender may disclose any such information (a) to its employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, (b) as has

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become generally available to the public, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (e) in order to comply with any Requirement of Law, and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender.

         11.10 Indemnification; Reimbursement of Expenses of Collection. The Borrower hereby indemnifies and agrees to defend and hold harmless the Agent, the Issuing Bank and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of (a) any litigation, investigations, claims or proceedings which arise out of or are in any way related to (i) this Credit Agreement or the transactions contemplated thereby, (ii) the issuance of the Letters of Credit,
(iii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (iv) any actual or proposed use by the Borrower of the proceeds of the Loans or (v) the Agent's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing, and (b) any remedial or other action taken by the Borrower or any of the Lenders in connection with compliance by the Borrower or any of its Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. In addition, the Borrower shall, upon demand, pay to the Agent and any Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent or such Lender in (i) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) in collecting the Loans, (iii) in foreclosing or otherwise collecting upon the Collateral or any part thereof and
(iv) obtaining any legal, accounting or other advice in connection with any of the foregoing.

         11.11 Amendments and Waivers. No amendment or waiver of any provision of this Credit Agreement, any part of Schedule B, or any other Credit Document shall be effective unless in writing and signed by the Majority Lenders (or by the Agent on their behalf), except that:

                  (a) the consent of all the Lenders is required to (i) increase the Commitments, (ii) reduce the principal of, or interest on, the Notes, any Letter of Credit reimbursement obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent or the Issuing Bank),
(iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Notes, any Letter of Credit reimbursement obligations or any Fees hereunder, (iv) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Majority Lenders to take any action hereunder, (v) amend or

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waive this Section 11.11(a), or change the definition of Majority Lenders, (vi)
subject to the provisions of Section 2.3(b)(ii), increase the advance rates provided for in the definition of "Borrowing Base," or (vii) except as otherwise expressly provided in Section 8.12 or elsewhere in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Borrower permitted under this Credit Agreement, release any Liens in favor of the Lenders on any of the Collateral; and

                  (b) the consent of the Agent or the Issuing Bank, as the case may be, shall be required for any amendment, waiver or consent affecting the rights or duties of the Agent or the Issuing Bank under any Credit Document, in addition to the consent of the Lenders otherwise required by this Section.

The consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article 10 (other than Section 10.8). The Borrower and the Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Annex I to reflect assignments of the Commitments. Notwithstanding the foregoing, the Borrower may amend Schedule B, Parts 6.1, 6.10, and 6.14, without the consent of the Majority Lenders.

         11.12 Counterparts and Effectiveness. This Credit Agreement and any waiver of amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Credit Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 11.7 or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

         11.13 Severability. In case any provision in or obligation under this Credit Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

         11.14 Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrower, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrower to the Agent or any Lender, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among the Borrower, the Agent and the Lenders.

         11.15 Term of Agreement. This Agreement shall have a term expiring on the Expiration Date (i.e., the seventh anniversary of the Prior Closing Date); provided, however, in the event that no Event of Default shall have occurred and be continuing on such initial Expiration Date, then the Borrower may elect to extend the term of this Agreement for one (1) year, and the Expiration Date shall be the eighth anniversary date of the date of the Prior Closing Date, upon the delivery by the Borrower to the Agent of the 90 days' prior written notice of such election.

         11.16 Entire Agreement; Successors and Assigns. This Credit Agreement and the other Credit Documents constitute the entire agreement among the Borrower, the Agent, and the Lenders, supersedes any prior agreements among them, and shall bind and benefit the Borrower, and the Lenders and their respective successors and permitted assigns.

         11.17 Survival. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the Notes and the other Credit Documents, the making of the Loans and issuance of the Letters of Credit hereunder. Notwithstanding anything in this Agreement, any other Credit Document or implied by law to the contrary, all indemnities set forth herein, including, without limitation, in Sections 3.10, 4.6, 4.13(d), 4.14 (to the extent provided therein), 4.15, 10.6 and 11.10, shall survive the payment of the Obligations and the termination of the Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                 BORROWER:

                                 MOBILE MINI, INC.
                                 a Delaware corporation


                                 By:
                                     Larry Trachtenberg, Chief Financial Officer


                                 AGENT:

                                 BT COMMERCIAL CORPORATION


                                 By:

                                 Title:

                                     LENDERS:

                                     BT COMMERCIAL CORPORATION


                                     By:

                                     Title:


                                     BANK OF AMERICA, N.A.


                                     By:

                                     Title:


                                     DEUTSCHE FINANCIAL SERVICES CORPORATION


                                     By:

                                     Title:


                                     SUMMIT COMMERCIAL/GIBRALTAR
                                     CORP.


                                     By:

                                     Title:


                                     BANK ONE ARIZONA, N.A.


                                     By:

                                     Title:

                                     LASALLE BUSINESS CREDIT, INC.


                                     By:

                                     Title:

                                     ANNEX I

                         LENDERS AND COMMITMENT AMOUNTS



                                                                              Revolving Credit       Term Commitment
                        Name and Address of Lender                               Commitment
BT COMMERCIAL CORPORATION                                                     $20,000,000.00          $1,944,444.48

Domestic Lending Office:
     BT Commercial Corporation
     14 Wall Street
     Third Floor
     New York, New York 10005
     Attention:  Bharathi Baliga

Eurodollar Lending Office:
     BT Commercial Corporation
     14 Wall Street
     Third Floor
     New York, New York 10005
     Attention:  Bharathi Baliga

Address for Notices:
     BT Commercial Corporation
     14 Wall Street
     Third Floor
     New York, New York 10005
     Attention:  Bharathi Baliga


BANK OF AMERICA, N.A. (fka NATIONSBANK, N.A.)                                 $20,000,000.00            $972,222.23

Domestic Lending Office:
     Bank of America, N.A.
     901 Main Street, 6th Floor
     Dallas, Texas 75202
     Attention:  James E. Casper

Eurodollar Lending Office:
     Bank of America, N.A.
     901 Main Street, 6th Floor
     Dallas, Texas 75202
     Attention:  James E. Casper

Address for Notices:
     Bank of America, N.A.
     901 Main Street, 6th Floor
     Dallas, Texas 75202
     Attention:  James E. Casper


                             EXHIBIT A-1 -- Page 1

                                                                              Revolving Credit       Term Commitment
                        Name and Address of Lender                               Commitment
DEUTSCHE FINANCIAL SERVICES CORPORATION                                       $20,000,000.00            $972,222.23

Domestic Lending Office:
     Deutsche Financial Services Corporation
     1501 West Fountainhead Parkway, Suite 600
     Tempe, Arizona 85282
     Attention:  Regional Vice President

Eurodollar Lending Office:
     Deutsche Financial Services Corporation
     1501 West Fountainhead Parkway, Suite 600
     Tempe, Arizona 85282
     Attention:  Regional Vice President

Address for Notices:
     Deutsche Financial Services Corporation
     1501 West Fountainhead Parkway, Suite 600
     Tempe, Arizona 85282
     Attention:  Regional Vice President


SUMMIT COMMERCIAL/GIBRALTAR CORP.                                             $20,000,000.00

Domestic Lending Office:
     Summit Commercial/Gibraltar Corp.
     546 5th Avenue, 20th Floor
     New York, New York 10036
     Attention:  Harvey Friedman
     Telephone:  212-997-3337
     Fax:  212-398-6990

Eurodollar Lending Office:
     Summit Commercial/Gibraltar Corp.
     546 5th Avenue, 20th Floor
     New York, New York 10036
     Attention:  Harvey Friedman
     Telephone:  212-997-3337
     Fax:  212-398-6990

Address for Notices:
     Summit Commercial/Gibraltar Corp.
     546 5th Avenue, 20th Floor
     New York, New York 10036
     Attention:  Harvey Friedman
     Telephone:  212-997-3337
     Fax:  212-398-6990

                              EXHIBIT A-1 -- Page 2

                                                                              Revolving Credit       Term Commitment
                        Name and Address of Lender                               Commitment
BANK ONE ARIZONA, N.A.                                                        $20,000,000.00            $972,222.23

Domestic Lending Office:
     Bank One Arizona, N.A.
     201 North Central Avenue
     21st Floor
     Phoenix, Arizona 85004
     Attention:  Steven Reinhart
     Telephone:  602-221-1947
     Fax:  602-221-1259

Eurodollar Lending Office:
     Bank One Arizona, N.A.
     201 North Central Avenue
     21st Floor
     Phoenix, Arizona 85004
     Attention:  Steven Reinhart
     Telephone:  602-221-1947
     Fax:  602-221-1259

Address for Notices:
     Bank One Arizona, N.A.
     201 North Central Avenue
     21st Floor
     Phoenix, Arizona 85004
     Attention:  Steven Reinhart
     Telephone:  602-221-1947
     Fax:  602-221-1259


LASALLE BUSINESS CREDIT, INC.                                                 $20,000,000.00            $972,222.23

Domestic Lending Office:
     LaSalle Business Credit, Inc.
     135 South LaSalle Street
     Chicago, Illinois  60603
     Attention:  Christopher Clifford
     Telephone:  (312) 904-8415
     Fax:  (312) 904-6450

Eurodollar Lending Office:
     LaSalle Business Credit, Inc.
     135 South LaSalle Street
     Chicago, Illinois  60603
     Attention:  Christopher Clifford
     Telephone:  (312) 904-8415
     Fax:  (312) 904-6450

                              EXHIBIT A-1 -- Page 3

                                                                              Revolving Credit       Term Commitment
                        Name and Address of Lender                               Commitment
Address for Notices:
     LaSalle Business Credit, Inc.
     135 South LaSalle Street
     Chicago, Illinois  60603
     Attention:  Christopher Clifford
     Telephone:  (312) 904-8415
     Fax:  (312) 904-6450



                              EXHIBIT A-1 -- Page 4